Exhibit 99.(k)(7)

EXECUTION VERSION

SENIOR SECURED CREDIT AGREEMENT

dated as of

February 6, 2026

among

FIRST TRUST PRIVATE CREDIT FUND,

as Borrower

The LENDERS Party Hereto

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

SCHEDULE 1.01(a) -	Commitments
SCHEDULE 1.01(b) -	Industry Classification Groups
SCHEDULE 3.11(a) -	Material Agreements
SCHEDULE 3.11(b) -	Liens
SCHEDULE 3.12(a) -	Subsidiaries
SCHEDULE 3.12(b) -	Investments

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	Form of Borrowing Base Certificate
EXHIBIT C	-	Form of Promissory Note
EXHIBIT D	-	Form of Borrowing Request
EXHIBIT E	-	Form of Compliance Certificate

(i)

SENIOR SECURED CREDIT AGREEMENT dated as of February 6, 2026 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among FIRST TRUST PRIVATE CREDIT FUND, a Delaware statutory trust that is a non-diversified, closed-end management investment company registered under the Investment Company Act and operated as an “interval fund.” (the “Borrower”), the LENDERS from time to time party hereto, and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent.

WHEREAS, the Borrower has requested that the Lenders (as defined herein) extend credit to the Borrower from time to time pursuant to the commitments as set forth herein and the Lenders have agreed to extend such credit upon the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01          Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” means PNC, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity as provided in Section 8.06.

“Administrative Agent’s Account” means, an account designated by the Administrative Agent in a written notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” has the meaning assigned to such term in Section 5.12.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person at any time, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified at such time. Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes an Investment held by any such Person. In no event shall the Administrative Agent or any Lender be deemed an Affiliate of any Obligor as a result of their relationship under this Agreement.

“Affiliate Agreement” means (i) the investment management agreement dated April 29, 2022, between the Borrower and the Investment Advisor, as amended from time to time to the extent not prohibited hereunder and (ii) the expense limitation and reimbursement agreement dated April 29, 2022, between the Borrower and the Investment Advisor, , as amended from time to time to the extent not prohibited hereunder.

“Agent-Selected Third-Party Appraiser” shall mean any Approved Third-Party Appraiser or any other Independent nationally recognized third-party appraisal firm identified by the Administrative Agent in its reasonable discretion.

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Overnight Bank Funding Rate for such day plus 1/2 of 1%, and (c) zero (0). Any change in the Alternate Base Rate due to a change in the Prime Rate or the Overnight Bank Funding Rate as set forth above shall be effective from and including the effective date of such change in the Prime Rate or the Overnight Bank Funding Rate.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which the Borrower or any of its Subsidiaries is located or doing business.

“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended and the Terrorist Asset-Freezing etc. Act 2010; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction in which the Borrower or any of its Subsidiaries is located or doing business.

“Applicable Margin” means [ ]% per annum; provided, that if at any time the interest rate applicable to Loans is determined by reference to the Alternate Base Rate, the Applicable Margin shall be [ ]% per annum.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitments. If the Commitments have terminated or expired in full, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04(b).

“Approved Dealer” means any primary dealer in U.S. Government Securities.

“Approved Electronic Platform” has the meaning assigned to such term in Section 9.01(c)(ii).

“Approved Third-Party Appraiser” means any of Alvarez & Marsal, Houlihan Lokey, Inc., Duff & Phelps Corporation, Murray, Devine and Company, Kroll, LLC, Citrin Cooperman, Lincoln International, LLC, Stout, and Valuation Research Corporation or any other Independent nationally recognized third-party appraisal firm selected by the Borrower and approved in writing by the Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Assuming Lender” has the meaning assigned to such term in Section 2.05(e).

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04(b)) and accepted by the Administrative Agent as provided in Section 9.04 substantially in the form of Exhibit A hereto or any other form reasonably approved by the Administrative Agent.

“Australian Dollars” means the lawful money of Australia.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments in accordance with this Agreement.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” (or any similar or analogous definition) pursuant to clause (iv) of Section 2.10(c).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Basel III” means the agreements on capital requirements, leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on December 16, 2010, each as amended, supplemented or restated.

“Basel IV” means any amendment, replacement or refinement of Basel III known as “Basel IV”.

“Benchmark” means, initially, Daily Simple SOFR; provided that, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10(c).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof), the regulatory supervisor for the administrator of such Benchmark (or such component thereof) or a Governmental Authority having jurisdiction over the Administrative Agent to be non-representative; provided that, such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of one or more of the following events, with respect to such Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), in each case which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof), the regulatory supervisor for the administrator of such Benchmark (or such component thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.10(c) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.10(c).

“Beneficial Ownership Regulation” means 31 C.F.R § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Blocked Property” means any property: (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise would reasonably be expected to cause any actual violation by the Lenders, Administrative Agent, or Collateral Agent of any applicable International Trade Law if the Lenders, Administrative Agent or Collateral Agent were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor thereof).

“Board of Directors” means, with respect to any person, (a) in the case of any corporation or exempted company, the board of directors of such person, (b) in the case of any limited liability company, the board of managers (or the equivalent) of such person, or if there is none, the Board of Directors of the managing member of such Person, (c) in the case of any partnership, the Board of Directors (or the equivalent) of the general partner of such person, (d) in the case of any trust, the board of trustees of such person and (e) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrowing” means Loans made on the same date.

“Borrowing Base” has the meaning assigned to such term in Section 5.12.

“Borrowing Base Certificate” means a certificate of a Responsible Officer of the Borrower, substantially in the form of Exhibit B hereto (or such other form as shall be reasonably acceptable to the Administrative Agent) and appropriately completed.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (a) the aggregate Credit Exposure as of such date exceeds (b) the Borrowing Base as of such date.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, substantially in the form of Exhibit D hereto or such other form as is reasonably satisfactory to the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars (measured in terms of the Dollar Equivalent thereof) which is a freely convertible currency.

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

(a)	Short-Term U.S. Government Securities;

(b)            investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(c)            investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 270 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof; provided that, such certificates of deposit, bankers’ acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(d)            fully collateralized repurchase agreements with a term of not more than 30 days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) an Approved Dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(e)            certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $[ ]; and

(f)            investments in money market funds and mutual funds, which invest substantially all of their assets in Cash or assets of the types described in clauses (a) through (e) above;

provided that, (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; and (iii) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars.

“Cayman Subsidiary” means FTPCF Cayman Sub1 Ltd., a Cayman Islands exempted company.

“Change in Control” means (a) the Borrower shall cease to be managed by the Investment Advisor; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or the Investment Advisor; or (c) the acquisition of direct or indirect Control of the Borrower or the Investment Advisor by any Person or group.

“Change in Law” means (a) the adoption or taking into effect of any law, rule or regulation or treaty after the Effective Date, (b) any change in any law, rule or regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.12(b) or Section 2.15(a), by such Lender’s holding company, if any, or by any lending office of such Lender) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that, notwithstanding anything herein to the contrary, (I) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (II) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank For International Settlements, the Basel Committee on Banking Regulation and Supervisory Practices (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III or Basel IV, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued, promulgated or implemented.

“CIP Regulations” has the meaning assigned to such term in Section 8.14.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” means PNC in its capacity as Collateral Agent under the Security Documents, including any successor Collateral Agent thereunder.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure permitted hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.05 or as otherwise provided in this Agreement, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased from time to time pursuant to Section 2.05(e). The aggregate amount of each Lender’s Commitment is set forth on Schedule 1.01(a) hereto or in the Assignment and Assumption or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments as of the Effective Date is $[ ].

“Commitment Increase” has the meaning assigned to such term in Section 2.05(e).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.05(e).

“Compliance Authority” means (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; (e) the United Nations Security Council; and (f) any other Governmental Authority with jurisdiction to administer Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws with respect to the conduct of a Covered Entity.

“Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Daily Simple SOFR,” the definition of “Interest Period” (or any similar or analogous definition), the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (after consultation with the Borrower) decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent (after consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person (a) assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, (b) agrees to maintain the net worth or working capital or other financial condition of any other Person, or (c) otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a meaning correlative thereto.

“Control Account” has the meaning assigned to such term in Section 5.08(c)(ii).

“Control Agreement” means each control agreement entered into by and among the applicable Obligor, the Collateral Agent and the Custodian and/or the depositary bank or securities intermediary, as applicable.

“Covered Entity” means (a) the Borrower and each of the Borrower’s Subsidiaries; (b) each Subsidiary Guarantor and any Person who has pledged (or will pledge) Collateral hereunder, and (c) each Person that, directly or indirectly, controls a Person described in clause (a) or (b) above. For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Covered Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Credit Default Swap” means any credit default swap entered into as a means to hedge the default risk of bonds, notes, loans, debentures or securities of the Borrower or any other Obligor.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time (including, for the avoidance of doubt, the Loans surviving after the Termination Date).

“Currency” means Dollars or any Foreign Currency. “Custodian” means UMB Bank N.A.

“Custodian Account” means an account subject to the Custodian Agreement.

“Custodian Agreement” means that certain Custody Agreement dated as of April 1, 2022 and in effect on the Effective Date, entered into by and between the Borrower and the Custodian.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum equal to SOFR for the day (the “SOFR Determination Date”) that is two (2) Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the NYFRB (or a successor administrator of the secured overnight financing rate) on the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source identified by the NYFRB or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that, SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Danish Krone” means lawful money of Denmark.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has, as reasonably determined by the Administrative Agent (unless the only Lender under this Agreement is the Administrative Agent or an Affiliate thereof, in which case, no determination by the Administrative Agent shall be required), (a) failed to fund any portion of its Loans within two (2) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such Lender’s failure is based on such Lender’s reasonable determination that the conditions precedent to funding such Loan under this Agreement have not been met, such conditions have not otherwise been waived in accordance with the terms of this Agreement and such Lender has advised the Administrative Agent and the Borrower in writing (with reasonable detail of those conditions that have not been satisfied) prior to the time at which such funding was to have been made, (b) notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement states that such position is based on such Lender’s reasonable determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent or the Borrower to confirm in writing to the Administrative Agent and the Borrower that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (provided that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount (other than a de minimis amount) required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute, or (e) other than via an Undisclosed Administration, (i) has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or has a parent company that has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action; provided that, a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof, or solely as a result of an Undisclosed Administration, so long as such ownership interest or Undisclosed Administration does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) upon such determination.

“Disqualified Equity Interests” means Equity Interests of the Borrower that after issuance are subject to any agreement between the holder of such Equity Interests and the Borrower whereby the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate such Equity Interests, other than (x) as a result of a change of control or (y) in connection with any purchase, redemption, retirement, acquisition, cancellation or termination with, or in exchange for, shares of Equity Interests that are not Disqualified Equity Interests or (z) in connection with any Quarterly Repurchase Offer.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in a Foreign Currency, (i) the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of dollars with the Foreign Currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York City time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems reasonably appropriate in its sole discretion) or (ii) if such amount cannot be determined pursuant to foregoing subclause (i), the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems reasonably appropriate in its sole discretion.

“Dollars” or “$” refers to lawful money of the United States of America.

“D-SIB” or “Domestic Systemically Important Bank” means a legal entity, or a consolidated subsidiary of a legal entity, that currently is identified by a national authority from a member of the Basel Committee on Banking Supervision as a domestic systemically important bank, including any legal entity, or consolidated subsidiary of a legal entity, that currently is subject to the capital planning and stress capital buffer requirements administered by the NYFRB.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means February 6, 2026.

“Eligible Investment Bank” means with respect to any credit linked note, the issuing bank entity, or collateral deposit bank (if such Eligible Portfolio Investment’s respective collateral is not on deposit at the issuing bank) which is also a Qualifying Bank.

“Eligible Investment Class” means corporate loans, small and medium-sized enterprise loans, leveraged loans, agriculture loans, auto loans and commercial real estate mortgage loans.

“Eligible Liens” means any right of offset, banker’s lien, security interest or other like rights against the Portfolio Investments held by the Custodian pursuant to or in connection with its rights and obligations relating to the Custodian Account; provided that, such rights are subordinated, pursuant to the terms of the Control Agreement, to the first priority perfected security interest in the Collateral created in favor of the Collateral Agent, except to the extent expressly provided therein.

“Eligible Participation Interest” means a participation interest in a loan or other credit facility acquired by an Obligor, provided that (a) the seller of such participation interest is WhiteHawk Finance LLC or another Person approved by the Administrative Agent in its sole but reasonable discretion, (b) the seller of such participation interest has executed and delivered an agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such seller (i) consents to the grant by the applicable Obligor of a security interest in such participation interest in favor of the Collateral Agent for the benefit of the Secured Parties and to the acquisition of such participation interest by the Collateral Agent in connection with the exercise of remedies under the Loan Documents, and (ii) agrees that, upon any such acquisition by the Collateral Agent, it shall request an elevation of such participation interest to a full assignment of the underlying loan or portion thereof in favor of the Collateral Agent or its designee; provided, that, with respect to any participation interest held by an Obligor as of the Effective Date, the requirement in this clause (b) shall not apply until the date that is sixty (60) days after the Effective Date and (c) the underlying loan agreement governing such loan does not require the consent of the borrower thereunder for the assignment of such loan by a lender thereunder.

“Eligible Portfolio Investment” means, as of any date of determination, any Portfolio Investment (including any Eligible Participation Interest but excluding any other participation interest) held by any Obligor (and solely for purposes of determining the Borrowing Base, Cash and Cash Equivalents held by any Obligor); provided that, no Portfolio Investment, Cash or Cash Equivalent shall constitute an Eligible Portfolio Investment or be included in the Borrowing Base if (x) the Collateral Agent does not at such time maintain a first priority, perfected Lien (subject to no other Liens other than Eligible Liens) on such Portfolio Investment, Cash or Cash Equivalent or if such Portfolio Investment, Cash or Cash Equivalent is not, at such time, Delivered (as defined in the Guarantee and Security Agreement), or (y) such Portfolio Investment, Cash or Cash Equivalent constitutes Blocked Property; provided, further, that no Portfolio Investment consisting of a Private Fund Investment or Equity Interests issued by a non-public company shall constitute an Eligible Portfolio Investment or be included in the Borrowing Base unless the Consent Delivery Condition (as defined in the Guarantee and Security Agreement) has been satisfied with respect to such Portfolio Investment. Without limiting the generality of the foregoing, it is understood and agreed that any Portfolio Investments that have been contributed or sold, purported to be contributed or sold or otherwise transferred to any Financing Subsidiary or any other Person that is not an Obligor or are held by any Financing Subsidiary or any other Person that is not an Obligor shall not be treated as Eligible Portfolio Investments until distributed, sold or otherwise transferred to any Obligor free and clear of all Liens (other than Eligible Liens).

“Equitable Share Mortgage” means that certain Equitable Mortgage Over Shares, dated as of the Effective Date, between the Borrower and the Collateral Agent

“Equity Commitment Letter” means each letter agreement entered by and among the Borrower, any Financing Subsidiary and The Bank of Nova Scotia, as administrative agent, pursuant to which the Borrower agrees to make a cash contribution to the applicable Financing Subsidiary upon written demand, so long as such letter agreement (i) is in form and substance satisfactory to the Administrative Agent in its sole discretion and (ii) has not been amended or otherwise modified without the prior consent written consent of the Administrative Agent in its sole discretion.

“Equity Commitment Reserve” means, as of any date of determination, the difference of (i) the aggregate amount of the remaining commitments of the Borrower to fund cash contributions under each Equity Commitment Letter that is in effect on such date, minus (ii) $[ ]. If the Equity Commitment Reserve as determined above would be less than zero, then the Equity Commitment Reserve shall be deemed to be zero.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests or equivalents (howsoever denominated, including any instrument treated as equity for U.S. Federal income tax purposes) in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to capital stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, the failure to satisfy the minimum funding standards set forth in Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4041(c) or Section 4042 of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of Withdrawal Liability; (g) the occurrence of any non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Plan which would result in liability to a Lender; (h) the failure to make any required contribution to a Multiemployer Plan or to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 412 or 430 of the Code or Section 302, 303 or 4068 of ERISA; or (i) the receipt by the Borrower or any ERISA Affiliate of any notice concerning a determination that a Multiemployer Plan is insolvent as defined in Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to such term in Section 8.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 8.13(d).

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 8.13(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 8.13(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 8.13(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on (or measured by) its net income (however denominated) , franchise Taxes, or branch profit Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15(b)), any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender pursuant to a Law in effect at the time (i) such Lender becomes a party to this Agreement or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office,, (c) Taxes attributable to such recipient’s failure to comply with Section 2.12(f), and (e) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.17(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules, or official practices adopted pursuant to any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the NYFRB, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it.

“Financial Contract” of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Hedging Agreement.

“Financing Subsidiary” means:

(a)            a direct or indirect Subsidiary of the Borrower which is formed (including prior to the Effective Date) in connection with, and which continues to exist for the sole purpose of, obtaining and maintaining third-party financings and which engages in no material activities other than in connection with the purchase and financing of assets from the Obligors or any other Person, and which is designated by the Borrower (as provided below) and approved by the Administrative Agent in its sole discretion, as a Financing Subsidiary, so long as:

(i)            no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor (other than property that has been contributed or sold or otherwise transferred to such Subsidiary in accordance with the terms of Section 6.03(f) or 6.03(k)), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof;

(ii)           no Obligor has any material contract, agreement, arrangement or understanding with such Subsidiary (excluding customary sale and contribution agreements) other than on terms, taken as a whole, not materially less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables or financial assets and pursuant to Standard Securitization Undertakings; and

(iii)          no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results; and

(b)            any passive holding company that is designated by the Borrower (as provided below) as a Financing Subsidiary, so long as:

(i)            such passive holding company is the direct parent of a Financing Subsidiary referred to in clause (a);

(ii)           such passive holding company engages in no activities and has no assets (other than in connection with the transfer of assets to and from a Financing Subsidiary referred to in clause (a), and its ownership of all of the Equity Interests of a Financing Subsidiary referred to in clause (a)) or liabilities;

(iii)          all of the Equity Interests of such passive holding company are owned directly by an Obligor and are pledged as Collateral for the Secured Obligations and the Collateral Agent has a first-priority perfected Lien (subject to no other Liens other than Eligible Liens) on such Equity Interests;

(iv)          no Obligor has any contract, agreement, arrangement or understanding with such passive holding company; and

(v)           no Obligor has any obligation to maintain or preserve such passive holding company’s financial condition or cause such entity to achieve certain levels of operating results.

Any designation of a Financing Subsidiary by the Borrower shall be effected pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Responsible Officer’s knowledge, such designation complied with each of the conditions set forth in clause (a) or (b) above, as applicable.

“Fitch” means Fitch, Inc. or any successor thereto.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark or, if no floor is specified, zero (0).

“Foreign Currency” means at any time any currency other than Dollars.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is organized under the Laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Government Official” means any officer, employee, official, representative, or any Person acting for or on behalf of any Governmental Authority, government-owned or government-controlled association, organization, business, or enterprise, or public international organization, any political party or official thereof and any candidate for political office.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that, the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount).

“Guarantee and Security Agreement” means that certain Guarantee, Pledge and Security Agreement, dated as of the Effective Date, among the Borrower, the Subsidiary Guarantors from time to time party thereto, the Administrative Agent, and the Collateral Agent.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement (or such other form that is reasonably acceptable to the Collateral Agent) between the Collateral Agent and an entity that pursuant to Section 5.08 is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Administrative Agent shall request consistent with the requirements of Section 5.08, or to which the Collateral Agent shall otherwise consent).

“G-SIB” or “Global Systemically Important Bank” means a legal entity, or a consolidated subsidiary of a legal entity, that currently is identified by the Financial Stability Board as a global systemically important bank.

“Hedging Agreement” means any interest rate protection agreement, interest rate options, Credit Default Swap, total return swap, foreign currency exchange protection agreement, commodity price protection agreement, equity or equity index swap, equity or equity index option, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing).

“Indebtedness” of any Person means, without duplication, (a) (i) all obligations of such Person for borrowed money or with respect to deposits, loans or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments representing extensions of credit, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued expenses incurred in the ordinary course of business not past due for more than 90 days after the date on which such trade account payable was due), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the amount of such debt being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) the net amount such Person (after giving effect to the netting provisions under such Financial Contract) would be obligated for under any Financial Contract if such Financial Contract was terminated at the time of determination, (j) all obligations, contingent or otherwise, with respect to Disqualified Equity Interests, and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor (or such Person is not otherwise liable for such Indebtedness). Notwithstanding the foregoing, “Indebtedness” shall not include (x) escrows or purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment or (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment or fund the delayed draw, revolvers or unfunded portion of any existing Portfolio Investment.

“Independent” when used with respect to any specified Person means that Person (a) does not have any direct financial interest or any material indirect financial interest in the Borrower or any of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof) and (b) is not an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions of the Borrower or any of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof).

“Increasing Lender” has the meaning assigned to such term in Section 2.05(e).

“Industry Classification Group” means (a) any of the industry classification groups specified under level 3 of The Global Industry Classification Standard (GICS) and (b) any additional industry group classifications established by the Borrower pursuant to Section 5.11.

“Interest Payment Date” means each Monthly Date.

“International Trade Laws” means all Laws relating to economic and financial sanctions, trade embargoes, export controls, customs and anti-boycott measures.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person (including convertible securities) or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Financial Contracts.

“Investment Advisor” means First Trust Capital Management L.P. or its successor as the investment advisor of the Borrower; provided that such successor is an Affiliate of First Trust Capital Management L.P. that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Policies” means the written statement setting out the provisions dealing with investment objectives, policies, restrictions and limitations in the Prospectus as in existence on the Effective Date, delivered to the Administrative Agent prior to the Effective Date, as may be amended or modified from time to time by a Permitted Policy Amendment.

“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award, or any settlement arrangement, by agreement, consent or otherwise, of any Governmental Authority, foreign or domestic.

“Lenders” means the Persons listed on Schedule 1.01(a) hereto as having Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume Commitments or to acquire Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, except in favor of the issuer thereof (and in the case of Investments that are equity securities, excluding customary drag-along, tag-along, right of first refusal, restrictions on assignments or transfers and other similar rights in favor of other equity holders of the same issuer). For the avoidance of doubt, in the case of Investments that are loans, loan participations or other debt obligations, customary restrictions on assignments or transfers thereof on customary and market-based terms pursuant to the underlying documentation relating to such Investment shall not be deemed to be a “Lien”.

“Loan Documents” means, collectively, this Agreement, any promissory notes delivered pursuant to Section 2.07(f), the Security Documents and such other agreements and documents, and any amendments or supplements thereto or modifications thereof that are executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement modification that the parties thereto agree shall constitute a “Loan Document” hereunder.

“Loan Investment” means, individually and collectively, all accounts receivable, documents, general intangibles, instruments, and chattel paper (as each of such terms is defined in the Uniform Commercial Code) arising in connection with any loan agreement, credit agreement, loan and security agreement, financing agreement, note purchase agreement, promissory note, term note, revolving credit note, or the like, and any schedules, annexes, or supplements thereto, in each case whether now or hereafter owned, originated, or acquired by any Obligor, as well as (a) all rights of such Obligor therein (including without limitation such Obligor’s collateral rights in all Properties that are the subject of such Loan Investment and is granted as collateral for such loans), (b) all payments to be made thereunder, and (c) all security, supporting obligations, and/or guarantees given therefor, in each case, together with all amendments, modifications, renewals, extensions, and/or restatements thereof, in whole or in part.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Losses” has the meaning assigned to such term in Section 9.03(b).

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments of the Obligors (taken as a whole) and other assets, liabilities (actual or contingent), financial condition of the Borrower and its Subsidiaries, taken as a whole (excluding in any case a decline in the net asset value of the Borrower or its Subsidiaries or a change in general market conditions or values of the Investments, including the Portfolio Investments), or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Collateral Agent, Administrative Agent and the Lenders thereunder or the ability of the Obligors to perform their respective obligations thereunder.

“Material Indebtedness” means (x) Indebtedness (other than the Loans) of any one (1) or more of the Borrower and its Subsidiaries in an aggregate outstanding principal amount exceeding $[ ] and (b) any Indebtedness (other than the Loans) owed to any Lender.

“Maturity Date” means February 6, 2029, as such date may be extended with respect to certain Lenders’ Commitments pursuant to Section 2.17(a) (Requests for Extension).

“Monthly Date” means the last Business Day in each calendar month, commencing on February 28, 2026.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA in respect of which the Borrower or any ERISA Affiliate makes or is required to make any contributions.

“Net Investment Income” means, for any period, the net investment income of the Borrower determined in accordance with GAAP and consistent with the Borrower’s financial statements delivered pursuant to Section 5.01.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender at such time.

“Non-Public Information” means material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to the Borrower or its Affiliates or their securities.

“Norwegian Krone” means the lawful currency of Norway.

“Notice Date” has the meaning assigned to such term in Section 2.17(a).

“NYFRB” means the Federal Reserve Bank of New York.

“Obligors” means, collectively, the Borrower and the Subsidiary Guarantors.

“Official Body” means the government of the United States of America or of any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Ordinary Liabilities” means, with respect to the Borrower and its Subsidiaries as of any date, “all liabilities and indebtedness” (within the meaning of the first sentence of Section 18(h) of the Investment Company Act) of the Borrower and its Subsidiaries other than (i) Senior Debt and (ii) the liquidation preference of preferred securities.

“Organizational Documents” means, (a) with respect to any corporation or exempted company, its certificate of incorporation or charter, and by-laws or memorandum and articles of association, (b) with respect to any limited partnership, its certificate of limited partnership and limited partnership agreement, (c) with respect to any limited liability company, its certificate of formation and limited liability company agreement, (d) with respect to any business trust or statutory trust, its certificate of trust, if any, and declaration of trust or trust agreement, and (e) with respect to any other Person, the counterpart documents thereof.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Permitted Indebtedness” means (a) accrued expenses and current trade accounts payable incurred in the ordinary course of the Borrower’s business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings, (b) Indebtedness (other than Indebtedness for borrowed money) arising in connection with transactions in the ordinary course of any Obligor’s business in connection with its securities transactions, derivatives transactions, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Borrower’s Investment Policies (after giving effect to any Permitted Policy Amendments); provided that such Indebtedness does not arise in connection with the purchase of Portfolio Investments other than Cash Equivalents and U.S. Government Securities, (c) Indebtedness in respect of judgments or awards so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII, (d) Indebtedness which may be deemed to exist pursuant to any performance bonds, surety bonds, statutory bonds, appeal bonds or similar obligations incurred in the ordinary course of business, (e) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts incurred in the ordinary course of business, (f) Indebtedness consisting of the obligations of suppliers, customers, franchisees and licensees of the Obligors and their Subsidiaries in the ordinary course of business, (g) Indebtedness consisting of deferred purchase price or notes issued to partners, members, officers, directors and employees to purchase or redeem the Securities (or option or warrants or similar instruments) held by such partners, members, officers, directors and employees, (h) Indebtedness in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made hereunder, and (i) real estate lease incurred in the ordinary course of business, (j) contingent obligations resulting from the endorsement of instruments for collection in the ordinary course of business.

“Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.15(b)).

“Outbound Investment Rules” means the regulations codified at 31 C.F.R. § 850.101 et seq. and any related public guidance issued, as of the date of this Agreement, by the United States Treasury Department.

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by PNC at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Participant” has the meaning assigned to such term in Section 9.04(f).

“Participant Register” has the meaning assigned to such term in Section 9.04(f).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment Recipient” has the meaning assigned to such term in Section 8.13(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permanent Commitment Increase” means any increase to the aggregate Commitments that is effected on a permanent basis pursuant to Section 2.05, including any Temporary Commitment Increase that is converted into a permanent increase in the Commitments in accordance with Section 2.05(e), and that remains in effect after the expiration of the applicable Temporary Increase Period.

“Permitted Equity Interests” means Equity Interests of the Borrower that after issuance are not subject to any agreement between the holder of such Equity Interests and the Borrower where the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate any such Equity Interests at any time prior to the first anniversary of the Maturity Date; provided that, any Equity Interests of the Borrower that are subject to its Quarterly Repurchase Offer shall be considered Permitted Equity Interests for purposes of this Agreement.

“Permitted Foreign Currencies” means Euros, Sterling, Australian Dollars, Danish Krone, Norwegian Krone, Swedish Krona and Swiss Franc.

“Permitted Foreign Jurisdictions” means Canada, Germany, Luxembourg, the Netherlands, Australian, Denmark, Norway, Sweden, Switzerland, the United Kingdom, France, Belgium and Finland.

“Permitted Liens” means (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or any other Obligor in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business; provided that, such Liens (i) attach only to the securities (or proceeds) purported to be purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by Law, such as materialmen’s, mechanics’, carriers’, workmens’, storage, landlord, and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (f) Liens arising out of judgments or awards so long as such judgments or awards do not constitute an Event of Default; (g) customary rights of setoff, banker’s liens, security interest or other like right upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by the Custodian or any other custodian in favor of such custodian in the ordinary course of business, in the case of each of clauses (i) through (iii) above, securing payment of fees, indemnities, charges for returning items and other similar obligations; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (i) Eligible Liens; (j) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder); (k) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate (including leasehold title), in each case which do not interfere with or affect in any material respect the ordinary course conduct of the business of the Borrower and its Subsidiaries; (l) purchase money Liens on specific equipment and fixtures; provided that, (i) such Liens only attach to such equipment and fixtures and (ii) the Indebtedness secured thereby does not exceed the lesser of the cost and the fair market value of such equipment and fixtures at the time of the acquisition thereof; (m) deposits of money securing leases to which an Obligor is a party as lessee made in the ordinary course of business; and (n) precautionary Liens and filing of financing statements under the Uniform Commercial Code covering assets sold or contributed to any Person not prohibited hereunder.

“Permitted Policy Amendment” is an amendment, modification, termination or restatement of the Investment Policies or Valuation Policy, in each case that is any one of the following: (i) required by applicable Law or Governmental Authority, (ii) is not or could not reasonably be expected to be materially adverse to the Lenders or (iii) approved in writing by the Administrative Agent (with the consent of the Required Lenders).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Assets” means “plan assets” as defined in 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA.

“PNC” means PNC Bank, National Association.

“Portfolio Company” means the issuer or obligor under any Portfolio Investment held by any Obligor.

“Portfolio Investment” means any Investment (including, solely for purposes of determining the Borrowing Base, Cash and Cash Equivalents, excluding Cash pledged as cash collateral for letters of credit) held by the Borrower and its Subsidiaries in their asset portfolio and included on the schedule of investments on the financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) (or, for any Investment made during a given quarter and before a schedule of investments is required to be delivered pursuant to Section 5.01(a) or (b), as applicable, with respect to such quarter, would be included on the schedule of investments when such Investment is made (even if, for the avoidance of doubt, such Investment is not included on the next reported schedule of investments because it was sold prior to the next applicable reporting date) (and shall not include any Equity Interests in any Subsidiary of the Borrower).

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section, as the “U.S. Prime Rate” (or its successor), as in effect from time to time. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Principal Office” means the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

“Prohibited Transferee” has the meaning given to such term in Section 9.04(i).

“Property(ies)” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Prospectus” means the prospectus and related statement of additional information of the Borrower dated September 12, 2022, as filed with the SEC, as the same may be further amended, restated, supplemented or otherwise modified in accordance with applicable Law, including, without limitation, the Investment Company Act.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” means Lenders that do not wish to receive Non-Public Information.

“Qualifying Bank” means any G-SIB, a subsidiary of a G-SIB, D-SIB, a subsidiary of a D-SIB, SIFI or a subsidiary of a SIFI, in each case domiciled in an Eligible Country, or any other domicile at the Administrative Agent’s sole discretion. Such bank must have (i) a Rating greater than or equal to Baa3 from Moody’s, and (ii) a Rating greater than or equal to BBB- from S&P; for clarity, eligibility is tested monthly on an ongoing basis. If the issuing bank entity only has one applicable rating (not rated by Moody’s, or S&P), then the minimum rating requirement will only apply to the one applicable rating.

“Quarterly Date” means the last Business Day of March, June, September and December in each year, commencing on March 31, 2026.

“Quarterly Repurchase Offer” means, in any calendar quarter of the Borrower, no more than one repurchase or tender offer made by the Borrower of the Borrower’s outstanding shares, in accordance with applicable Law, its Organizational Documents and Prospectus; provided that the number of shares offered to be repurchased in such Quarterly Repurchase Offer is no less than five percent (5%) and does not exceed twenty-five percent (25%) of the Borrower’s then outstanding shares at net asset value.

“Rating” means, in respect of any entity, the rating by S&P or Moody’s for that entity’s long-term unsecured and non credit-enhanced debt obligations.

“Recipient” means the Administrative Agent, any Lender or any other recipient that receives or is entitled to receive any payment to be made by or on account of any obligation of Borrower hereunder.

“Register” or “Registers” has the meaning assigned to such term in Section 9.04(c).

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board, as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, partners, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means, with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto.

“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, by, or enters into a settlement with an Official Body in connection with any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or any predicate crime to any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (b) any Covered Entity engages in a transaction that has caused or would cause any Person hereunder (including the Administrative Agent, the Collateral Agent, the Lenders and any underwriter, advisor, investor, or otherwise) to be in violation of any International Trade Law or Anti-Corruption Law, including a Covered Entity’s use of any proceeds of the Loans hereunder to directly or indirectly fund any activities or business of, with, or for the benefit of any Person that is a Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (c) any pledged Collateral qualifies as Blocked Property; or (d) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the International Trade Law-or Anti-Corruption Law-specific representations and covenants herein.

“Required Lenders” means, at any time, Lenders (which shall include, at any time there is more than one Lender, at least two Lenders) having Credit Exposures and unused Commitments representing more than [ ]% of the sum of the total Credit Exposures and unused Commitments at such time; provided that, the Credit Exposures and unused Commitments of any Defaulting Lenders shall be disregarded in the determination of Required Lenders.

“Resignation Effective Date” has the meaning assigned to such term in Section 8.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Obligor, (i) the chief executive officer, president, chief operating officer, chief financial officer, chief legal officer, principal accounting officer, treasurer, assistant treasurer, controller or chief compliance officer of such Obligor or (ii) any other authorized signatory, director or officer of such Obligor who has the power to bind such Obligor (including any attorney-in-fact) who has provided documentation that is acceptable in the reasonable discretion of the Administrative Agent; in each case, whom has been authorized by the Board of Directors of such Obligor to execute the applicable document or certificate.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower (other than any equity awards granted to employees, officers, directors and consultants of the Borrower and its Affiliates) or (ii) any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Indebtedness permitted by Section 6.01(a); provided, for clarity, none of the conversion of convertible debt into Permitted Equity Interests, the triggering and/or settlement thereof, or the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt made solely with Permitted Equity Interests (other than interest, expenses or fractional shares, which may be payable in cash) shall constitute a Restricted Payment. For the avoidance of doubt, payments of fees and expenses to any independent trustee, the Investment Advisor, any investment sub-advisor, any custodian and/or other service providers in the ordinary course of business shall not constitute “Restricted Payments”.

“RIC” means a Person qualifying for treatment as a “regulated investment company” under Subchapter M of the Code.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., a New York corporation, or any successor thereto.

“Sanctioned Jurisdiction” means, at any time, a country, area, territory, or jurisdiction that is the subject or target of comprehensive U.S. sanctions or Canadian sanctions (as of the Effective Date, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and non-government-controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine)

“Sanctioned Person” means any Person that is (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; or (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of, or at the direction of, one or more Persons described in clauses (a) or (b) above.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions thereof.

“Secured Obligations” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Secured Parties” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Documents” means, collectively, the Guarantee and Security Agreement, the Equitable Share Mortgage, the Custodian Agreement, all Control Agreements and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered at any time by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations under and as defined in the Guarantee and Security Agreement.

“Senior Debt” means, as of any date, the aggregate amount of Senior Securities Representing Indebtedness of the Borrower and its Subsidiaries (including, for the avoidance of doubt, any Financing Subsidiary) plus the outstanding utilized notional amount of any Financial Contract where an Obligor is a protection seller, in each case, less the value of the margin posted by the Borrower or any of its Subsidiaries thereunder.

“Senior Debt Asset Coverage” means, as of any date, the ratio on such date of (i) Total Net Assets and (ii) Senior Debt.

“Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act and related SEC guidance; Senior Security shall not include obligations under Financial Contracts to the extent not constituting a Senior Security under the Investment Company Act or otherwise consistent with related SEC guidance.

“Senior Securities Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act and related SEC guidance.

“Settlement-Date Basis” means that any Investment that has been purchased will not be treated as an Eligible Portfolio Investment until such purchase has settled, and any Eligible Portfolio Investment which has been sold will not be excluded as an Eligible Portfolio Investment until such sale has settled.

“SIFI” or “Systemically Important Financial Institutions” means a legal entity, or a consolidated subsidiary of a legal entity, that currently is identified by the Financial Stability Board as a global systemically important bank or an insurer that is subject to resolution planning and resolvability assessments consistent with the FSB Key Attributes of Effective Resolution Regimes for Financial Institutions.

“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Floor” means a rate of interest per annum equal to [ ]([ ]) basis points ([ ]%).

“Solvent” means, with respect to any Obligor, that as of the date of determination, both (i) (a) the sum of such Obligor’s debt and liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (b) such Obligor’s capital is not unreasonably small in relation to its business as contemplated on the Effective Date and reflected in any projections delivered to the Lenders or with respect to any transaction contemplated or undertaken after the Effective Date, and (c) such Obligor has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Obligor is “solvent” within the meaning given to such term and similar terms under applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for breach of representations and warranties referred to in clause (c), and (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in commercial loan securitizations (in each case in clauses (a), (b) and (c), excluding obligations related to the collectability of the assets sold or the creditworthiness of the underlying obligors and excluding obligations that constitute credit recourse).

“Status” has the meaning assigned to such term in Section 3.10(a)(A).

“Sterling” or “£” mean the lawful currency of the United Kingdom.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, exempted company, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of its business that is not, under GAAP, consolidated on the financial statements of the Borrower and its subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that is or is required to be a Guarantor under the Guarantee and Security Agreement.

“Swedish Krona” means the lawful money of Sweden.

“Swiss Franc” or “CHF” mean the lawful currency of Switzerland.

“Taxes” means any and all present or future taxes levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the date on which the Commitments have expired or been terminated in accordance with the terms hereof and the principal of and accrued interest on each Loan and all fees and other amounts payable hereunder by the Borrower or any other Obligor shall have been paid in full (excluding, for the avoidance of doubt, any amount in connection with any contingent, unasserted indemnification obligations).

“Total Eligible Portfolio Investments” has the meaning assigned to such term in Section 5.12(a).

“Total Net Assets” means, as of any date, (a) the “value of the total assets” (within the meaning of the first sentence of Section 18(h) of the Investment Company Act) of the Borrower and its Subsidiaries less (b) the Ordinary Liabilities of the Borrower and its Subsidiaries.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” means, in relation to a Lender or an Eligible Participation Counterparty or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such Eligible Participation Counterparty or its direct or indirect parent company is subject to home jurisdiction supervision if applicable Law requires that such appointment is not to be publicly disclosed and such appointment has not been publicly disclosed (including, without limitation, under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation)).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“USA PATRIOT Act” means Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government Securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Valuation Policy” means the Borrower’s valuation procedures as in existence on the Effective Date and delivered to the Administrative Agent prior to the Effective Date, as may be amended or modified from time to time in a manner consistent with standard industry practice by a Permitted Policy Amendment.

“Value” has the meaning assigned to such term in Section 5.12.

“Wholly-Owned Subsidiary” of any person shall mean a Subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable Law) are owned by such person and/or one or more wholly owned Subsidiaries of such person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Obligor and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right has been exercised under it to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02          Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such successors and assigns set forth herein), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Solely for purposes of this Agreement, any references to “principal amount” or “obligations” owed by any Person under any Financial Contract shall refer to the amount that would be required to be paid by such Person if such Financial Contract were terminated at such time (after giving effect to any netting agreement) less any collateral posted in support thereof.

SECTION 1.03          Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application or interpretation thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Borrower, the Administrative Agent and the Lenders agree to enter into negotiations in good faith in order to amend such provisions of this Agreement so as to equitably reflect such change to comply with GAAP with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change to comply with GAAP as if such change had not been made; provided, however, until such amendments to equitably reflect such changes are effective and agreed to by the Borrower, the Administrative Agent and the Required Lenders, the Borrower’s compliance with such financial covenants shall be determined on the basis of GAAP as in effect and applied immediately before such change in GAAP becomes effective. Notwithstanding the foregoing or anything herein to the contrary, the Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Financial Accounting Standard Board Accounting Standards Codification 825, all determinations relating to fair value accounting for liabilities or compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Accounting Standard Codification 825. In addition, notwithstanding Accounting Standards Update 2015-03, GAAP or any other matter, for purposes of calculating any financial or other covenants hereunder, debt issuance costs shall not be deducted from the related debt obligation. Notwithstanding any other provision contained herein, the definitions set forth in the Loan Document and any financial calculations required by the Loan Documents shall be computed to exclude any effects on lease accounting as a result of ASU No. 2016-02 Leases (Topic 842) (or any other Financial Accounting Standard having a similar result or effect), regardless of the date enacted, adopted or issued and regardless of any delayed implementation thereof, and all determinations of Capital Lease Obligations shall be made consistently therewith (i.e., ignoring any such changes in GAAP pursuant to ASU No. 2016-02 Leases (Topic 842) (or any other Financial Accounting Standard having a similar result or effect)).

SECTION 1.04          Benchmark Replacement Notification. Section 2.10(c) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that Daily Simple SOFR is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Daily Simple SOFR or with respect to any alternative or successor rate thereto, or replacement rate therefor.

ARTICLE II.

THE CREDITS

SECTION 2.01          The Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment, (b) the aggregate Credit Exposure of all of the Lenders exceeding the aggregate Commitments (c) a Borrowing Base Deficiency or (d) the Senior Debt Asset Coverage being less than 3.00:1.00. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

SECTION 2.02          Loans and Borrowings.

(a)            Obligations of Lenders. Each Loan shall be made as part of a Borrowing made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that, the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)	Denomination of Loans. Each Loan shall be denominated in Dollars.

(c)	Minimum Amounts. Each Borrowing shall be in an aggregate amount of

$[ ] or a whole multiple of $[ ] in excess thereof (or, in each case, such smaller amount agreed to by the Administrative Agent); provided that, a Borrowing may be in an aggregate principal amount that is equal to the entire unused balance of the total Commitments.

SECTION 2.03          Requests for Borrowings.

(a)            Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by delivery of a signed Borrowing Request or by telephone or e-mail (in each case, followed promptly by delivery of a signed Borrowing Request) not later than 1:00 p.m., New York City time, one (1) U.S. Government Securities Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable; provided that, if such Borrowing Request is conditioned upon the effectiveness of other events, such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b)            Content of Borrowing Requests. Each request for a Borrowing pursuant to Section 2.03(a) (whether a written Borrowing Request, a telephonic request or e-mail request) shall specify the following information in compliance with Section 2.02:

(i)	the aggregate amount of the requested Borrowing;

(ii)	the date of such Borrowing, which shall be a Business Day; and

(iii)           the location and number of the Borrower’s account (or such other account(s) as the Borrower may designate in a written Borrowing Request accompanied by information reasonably satisfactory to the Administrative Agent as to the identity and purpose of such other account(s)) to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

(c)            Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04          Funding of Borrowings.

(a)            Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m. New York City time, in each case to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

(b)            Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.04 and, in reliance upon such assumption, the Administrative Agent may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate and (ii) in the case of the Borrower, the interest rate applicable to Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this paragraph (b) shall relieve any Lender of its obligation to fulfill its commitments hereunder, and shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.05          Termination, Reduction or Increase of the Commitments.

(a)	Scheduled Termination or Reduction.

(i)            Unless previously terminated in accordance with the terms of this Agreement, the Commitments shall terminate on the Maturity Date.

(ii)            Unless previously terminated in accordance with the terms of this Agreement or unless the Borrower has requested a conversion of the Temporary Commitment Increase into a Permanent Commitment Increase in accordance with Section 2.05(e)(vi), the Commitment of each Lender that has agreed to a Temporary Commitment Increase pursuant to Section 2.08(e) shall be reduced by the amount of such Lender’s Temporary Commitment Increase on the Temporary Increase Termination Date specified therefor.

(b)            Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments, without any fee or premium; provided that, (i) each reduction of the Commitments pursuant to this Section 2.05(b) shall be in a minimum amount of at least $[ ] or a larger multiple of $[ ] in excess thereof (or an amount less than $[ ] if the Commitments are being reduced to zero (0)) and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.07, the total Credit Exposures would exceed the total Commitments.

(c)            Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.05 at least three (3) Business Days (or such shorter period agreed to by the Administrative Agent) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.05 shall be irrevocable; provided that, a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d)            Effect of Termination or Reduction. Any termination or reduction of the Commitments pursuant to clause (a)(ii) or clause (b) above shall be permanent. Each reduction of the Commitments pursuant to clause (b) above shall be made ratably among the Lenders in accordance with their respective Commitments. In connection with any reduction of the Commitments pursuant to clause (a)(ii) above, on the applicable Temporary Increase Termination Date, the Borrower shall (A) prepay the outstanding Loans (if any) in full and (B) simultaneously borrow new Loans hereunder in an amount equal to such prepayment (less, to the extent any prepayment of Loans is required pursuant to Section 2.07(b), the amount of such prepayment); provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (after giving effect to the reduction in Commitment contemplated by Section 2.05(a)(ii)).

(e)	Increase in Commitments.

(i)            Requests for Increase by Borrower. The Borrower shall have the right, at any time on or after the Effective Date but prior to the Termination Date, to propose that the Commitments hereunder be increased (each such proposed increase being a “Commitment Increase”) either permanently or temporarily (any such temporary increase, a “Temporary Commitment Increase”) by notice to the Administrative Agent, specifying (x) each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment, (y) the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three (3) Business Days (or such lesser period as the Administrative Agent may reasonably agree) after delivery of such notice and at least thirty (30) days prior to the Termination Date and (z) whether such increase is to be permanent or temporary and, if such increase is temporary, the date on which such Temporary Commitment Increase shall terminate (as specified by the Borrower) (which date shall be at least fourteen (14) days after the Commitment Increase Date) (such date, the “Temporary Increase Termination Date”); provided that no Lender shall be obligated to provide any increased Commitment; provided, further that:

(A)	each increase shall be in a minimum amount of at least $[ ] or a larger multiple of $[ ] in excess thereof (or such lesser amount as the Administrative Agent may reasonably agree);

(B)            the aggregate amount of all Commitments, including Commitment Increases effected pursuant to this Section 2.05(e), shall not exceed $[ ];

(C)            no more than four (4) Temporary Commitment Increases may be requested in any twelve-month period;

(D)            each Assuming Lender shall be consented to by the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed);

(E)            no Event of Default shall have occurred and be continuing on such Commitment Increase Date; and

(F)            the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(ii)            Effectiveness of Commitment Increase by Borrower. The Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date with the Commitment in the amount set forth in the applicable Incremental Assumption Agreement, and the Commitment of any Increasing Lender part of such Commitment Increase shall be increased as of such Commitment Increase Date to the amount set forth in the applicable Incremental Assumption Agreement; provided that:

(A)            the Administrative Agent shall have received a certificate of a duly authorized officer of the Borrower stating that the conditions to such Commitment Increase set forth in the foregoing paragraphs (i)(E) and (i)(F) have been satisfied; and

(B)            each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to such Commitment Increase Date, an agreement (an “Incremental Assumption Agreement”), in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment, duly executed by such Assuming Lender or Increasing Lender, as applicable, and the Borrower and acknowledged by the Administrative Agent; and

(C)            the Administrative Agent shall have received, for the benefit of the applicable Increasing Lender or Assuming Lender, any upfront commitment fee, which in the case of a Temporary Commitment Increase shall be equal to the product of (1) ten (10) basis points of the aggregate amount of such Temporary Commitment Increase multiplied by (2) the quotient of (x) the number of days that such Temporary Commitment Increase shall be in effect divided by (y) 365 days.

(iii)           Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(B) above executed by an Assuming Lender or an Increasing Lender, together with the certificate referred to in clause (ii)(A) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

(iv)           Adjustments of Borrowings upon Effectiveness of Increase. On each Commitment Increase Date, the Borrower shall (A) prepay the outstanding Loans (if any) in full and (B) simultaneously borrow new Loans hereunder in an amount equal to such prepayment; provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (after giving effect to such Commitment Increase).

(v)            Terms of Loans Issued on the Commitment Increase Date. The terms and provisions of any new Loans issued by any Assuming Lender or Increasing Lender, and the Commitment Increase of any Assuming Lender or Increasing Lender, in the case of a Commitment Increase under the Commitments, shall be identical to the terms and provisions of Loans issued by, and the Commitments of, the Lenders immediately prior to the applicable Commitment Increase Date (except that any upfront or similar one-time fee may be different).

(vi)            Conversion of Temporary Commitment Increase. With respect to any Temporary Commitment Increase, the Borrower may, at any time on or prior to the date that is three (3) Business Days prior to the Temporary Increase Termination Date for such Temporary Commitment Increase, by written notice to the Administrative Agent and the applicable Lenders that provided such Temporary Commitment Increase, elect to convert such Temporary Commitment Increase into a permanent increase of the Commitment of each such Lender. If such election is made by the Borrower, the Commitments of the applicable Lenders that provided such Temporary Commitment Increase shall not be subject to reduction pursuant to Section 2.05(a)(ii) on the Temporary Increase Termination Date and, for the avoidance of doubt, no mandatory prepayment shall be required under Section 2.07(b) as a result of the expiration of such Temporary Commitment Increase.

SECTION 2.06          Repayment of Loans; Evidence of Debt.

(a)            Repayment. Subject to, and in accordance with, the terms of this Agreement, the Borrower hereby unconditionally promises to pay the Loans to the Administrative Agent for account of the Lenders the outstanding principal amount of Loans and all other amounts due and owing to the Administrative Agent and the Lenders hereunder and under the other Loan Documents on the Maturity Date.

(b)	Manner of Payment. Each payment of a Borrower shall be applied ratably to the Loans.

(c)            Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)            Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder,

(ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders with respect to each Loan and each Lender’s share thereof.

(e)            Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section 2.07 shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that, the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(f)            Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its permitted registered assigns substantially in the form of Exhibit C hereto (or such other form as shall be reasonably satisfactory to the Administrative Agent). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its permitted registered assigns.

SECTION 2.07          Prepayment of Loans.

(a)            Optional Prepayments. The Borrower shall have the right at any time and from time to time (but subject to Section 2.07(c)) to prepay the Loans in whole or in part, without premium or fee, subject to the requirements of this Section 2.07. Each prepayment in part under this Section 2.07(a) shall be in a minimum amount of $[ ] or a larger multiple of $[ ] (or such lesser amount as is then outstanding).

(b)            Mandatory Prepayment due to Overadvance. In the event that the amount of the total Credit Exposure exceeds the total Commitments, the Borrower shall, by no later than close of business on the first (1st) Business Day after such occurrence, prepay Loans in such amounts as shall be necessary so that the amount of total Credit Exposure does not exceed the total Commitments; provided, that, to the extent that the total Credit Exposure exceeds the total Commitments as the result of a reduction of Commitments on any Temporary Commitment Termination Date pursuant to Section 2.05(a)(ii), such prepayment shall be made on such Temporary Increase Termination Date. For the avoidance of doubt, to the extent that total Credit Exposure does not exceed total Commitments following the reduction of Commitments required pursuant to Section 2.05(a)(ii) on any Temporary Commitment Increase Date, no mandatory prepayment of Loans pursuant to this Section 2.07(b) shall be required.

(c)            Mandatory Prepayment due to Borrowing Base Deficiency. In the event that a Borrowing Base Deficiency shall exist, the Borrower shall, within five (5) Business Days after any Responsible Officer of the Borrower shall at any time have knowledge (based upon facts and circumstances known to him or her) that there is a Borrowing Base Deficiency, prepay the Loans in such amounts as shall be necessary so that the Borrowing Base Deficiency is promptly cured.

(d)            Notices, Etc. The Borrower shall notify the Administrative Agent in writing or by telephone (followed promptly by written confirmation) of any prepayment hereunder, which notice shall be delivered, in the case of any repayment or prepayment pursuant to Section 2.07(b), as soon as practicable, and, in the case of any other repayment or prepayment under this Section 2.07, not later than 1:00 p.m., New York City time, one (1) U.S. Government Securities Business Days before the date of repayment or prepayment or (iii) in each case of the notice periods described in this paragraph (d), such lesser period as the Administrative Agent may reasonably agree. Each such notice shall be irrevocable and shall specify the repayment or prepayment date, the principal amount of each Borrowing or portion thereof to be repaid or prepaid and, in the case of a mandatory repayment or prepayment, a reasonably detailed calculation of the amount of such repayment or prepayment; provided that if a notice of repayment or prepayment is given in connection with a conditional notice of termination or reduction of the Commitments as contemplated by Section 2.05(c), then such notice of repayment or prepayment may be revoked if such notice of termination or reduction is revoked in accordance with Section 2.05(c). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each repayment or prepayment of a Borrowing shall be applied ratably to the Loans. In the event the Borrower is required to make any concurrent repayments or prepayments under both paragraph (b) and also another paragraph of this Section 2.07, any such repayments or prepayments shall be applied toward a prepayment pursuant to paragraph (b) before any repayment or prepayment pursuant to any other paragraph of this Section 2.07.  Repayments and prepayments shall be accompanied by accrued interest to the extent required by Section 2.09 and shall be made in the manner specified in Section 2.07(b).

(e)            For the avoidance of doubt, any prepayment in accordance with this Section 2.07 shall not reduce or terminate (in whole or in part) the Commitment of any Lender.

SECTION 2.08          Fees.

(a)            Unused Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused commitment fee, which shall accrue for the period commencing on the Effective Date to and including the earlier of the date such Lender’s Commitment terminates in accordance with the terms hereof and the Maturity Date, at a rate equal to [ ]% per annum on the daily unused portion of the Commitment of such Lender as of the close of business on such day; provided, however, that, for any day on which the unused portion of the aggregate Commitments of the Lenders is greater than or equal to [ ] percent ([ ]%) of the aggregate Commitments of the Lenders, such unused commitment fee shall be increased to [ ]% per annum on the daily unused portion of the Commitment of such Lender as of the close of business on such day. Accrued commitment fees shall be payable in arrears (x) on each Quarterly Date and (y) on the Termination Date, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing unused commitment fees, the Commitments of each Lender shall be deemed utilized in proportion to such Lender’s Applicable Percentage of the aggregate outstanding Loans.

(b)            Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c)            Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for distribution, in the case of commitment, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error.

SECTION 2.09          Interest.

(a)            Loans. The Loans shall bear interest at a rate per annum equal to Daily Simple SOFR plus the Applicable Margin.

(b)            Default Interest. Notwithstanding the foregoing, if any Event of Default has occurred and is continuing, (i) interest on the Loans shall accrue at a rate per annum equal to [ ]% plus the rate otherwise applicable to such Loan as provided above and (ii) any fee or other amount due and payable by the Borrower shall bear interest, after as well as before judgment, at a rate per annum equal to [ ]% plus the rate applicable to Loans as provided in Section 2.09(a), in each case with effect following the written notice of such Event of Default by the Administrative Agent to the Borrower.

(c)            Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in Dollars and upon the Maturity Date; provided that, interest accrued pursuant to paragraph (c) of this Section 2.09 shall be payable on demand.

(d)            Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that Loans bearing interest at the Alternate Base Rate, at times when the Alternate Base Rate is based on the Prime Rate, shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Daily Simple SOFR shall be determined by the Administrative Agent in accordance with this Agreement and such determination shall be conclusive absent manifest error.

SECTION 2.10          Inability to Determine Interest Rates.

(a)	Temporary Inability. If at any time,

(i)            the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) by reason of circumstances affecting the relevant interbank market, adequate and reasonable means do not exist for ascertaining the Benchmark or (y) a fundamental change has occurred with respect to the Benchmark (including, without limitation, a change in national or international financial, political or economic conditions); or

(ii)            the Administrative Agent shall have received notice from the Required Lenders that the Benchmark will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their respective Loans, and, in each case, the provisions of Section 2.10(c) are not applicable, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and the affected Lenders as promptly as practicable thereafter. Until the Administrative Agent shall notify the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, outstanding Loans shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin per annum in lieu of the rate set forth in Section 2.09(a).

(b)            Illegality. Without duplication of any other rights that any Lender has hereunder, if any Lender determines that any law has made it impracticable or unlawful, or that any Governmental Authority has asserted that it is unlawful for any Lender to make, maintain or fund Loans whose interest is determined by reference to any Benchmark, or to determine or charge interest rates based upon any Benchmark, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in any relevant market, then, on notice thereof by such Lender to the Borrower and the Administrative Agent and, in each case, unless prepaid, outstanding Loans shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin per annum in lieu of the rate set forth in Section 2.09(a).

(c)	Benchmark Replacement Setting.

(i)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, and (C) the effectiveness of any Conforming Changes. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section 2.11(c).

(iv)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to any Benchmark, the Borrower may revoke any pending request for a Loan bearing interest based on such rate and, failing that, the requested Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin per annum in lieu of the rate set forth in Section 2.09(a).

SECTION 2.11          Increased Costs.

(a)	Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii)            subject any Lender to any Taxes (other than Covered Taxes, Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”, and Other Connection Taxes that (A) are imposed on or measured by net income (however denominated) or (B) are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender or the relevant local market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then, upon the request of such Lender, the Borrower will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered.

(b)            Capital and Liquidity Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has had the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity position), by an amount deemed to be material by such Lender, then upon the request of such Lender, the Borrower will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            Certificates from Lenders. A certificate of a Lender setting forth (in reasonable detail the basis for and calculation of) the amount or amounts, in Dollars, necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.11 shall be promptly delivered to the Borrower and shall be conclusive absent manifest error (it being understood that no Lender shall be required to disclose (i) any confidential or price sensitive information or (ii) any information to the extent prohibited by applicable Law). The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that, no Obligor shall be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.11 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies the Borrower in writing of any such Change in Law giving rise to such increased costs or reductions (except that, if the Change in Law giving rise to such increased costs is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.12          Taxes.

(a)            Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, unless otherwise required by applicable Law; provided that, if any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Taxes from such payments, then (i) the then applicable Withholding Agent shall make such deductions or withholdings, (ii) the Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and (iii) if such Tax is a Covered Tax, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.12) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings of Covered Tax been made.

(b)            Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.

(c)            Indemnification by the Borrower. The Borrower shall indemnify each Recipient for and, within ten (10) Business Days after written demand therefor, pay the full amount of any Covered Taxes (including Covered Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) payable or paid by the Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent (on its own behalf or on behalf of a Lender), shall be conclusive absent manifest error.

(d)            Indemnification by the Lenders. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting the provisions of Section 2.12(a) or (c), each Lender shall, and does hereby, agree severally to indemnify the Administrative Agent, and shall make payable in respect thereof within 10 days after demand therefor, (i) any Covered Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Covered Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations.

(e)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.12, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return required under applicable Law reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)	Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement or any other Loan Documents shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(f)(ii)(A) or (B) or Section 2.12(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing,

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            each Foreign Lender, to the extent it is legally entitled to do so, shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(1)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party duly completed executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, or any successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax (x) with respect to payments of interest under any Loan Document, pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, pursuant to the “business profits” or “other income” article of such tax treaty,

(2)	duly completed executed copies of Internal Revenue Service Form W-8ECI or any successor form certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,

(3)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, to the effect that such Foreign Lender is not (I) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (II) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (III) a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (y) duly completed executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable (or any successor form), certifying that the Foreign Lender is not a U.S. Person, or

(4)	any other form as prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made, including, to the extent a Foreign Lender is not the beneficial owner, duly completed and executed copies of Internal Revenue Service Form W-8IMY (or any successor form), accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable (or any successor form), a certificate substantially similar to the certificate described in Section 2.12(f)(ii)(B)(3)(x) above, Internal Revenue Service Form W-9 and/or other certification documents from each beneficial owner, as applicable; and

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(g)             If a payment made to a Lender under this Agreement would be subject to U .S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Borrower such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower, at the time or times prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and at such time or times reasonably requested by the Administrative Agent or the Borrower, as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from any such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered under this Agreement expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)            Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Covered Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.12, it shall promptly notify the Borrower of such refund and shall, within 15 days after the Administrative Agent or Lender’s determination of receipt of such refund, pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.12 with respect to the Covered Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of the Administrative Agent or any Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that, the Borrower, upon the request of the Administrative Agent or any Lender, agrees to repay the amount paid over to the Borrower pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or any Lender in the event the Administrative Agent or any Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) the payment of which would place the Administrative Agent or such Lender in a less favorable net position after-Taxes than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (h) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns or its books or records (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(i)            Survival. Each party’s obligations under this Section 2.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document to which the Borrower or any of its Subsidiaries is a party.

(j)            Defined Terms. For purposes of this Section 2.12, the term “applicable law” includes FATCA.

SECTION 2.13          Payments Generally; Pro Rata Treatment: Sharing of Set-offs.

(a)            Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or under Section 2.11 or 2.12, or otherwise) or under any other Loan Document (except to the extent otherwise expressly provided therein) prior to 5:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made pursuant to Sections 2.11 or 2.12 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly (and in any event within one (1) Business Day) following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All amounts owing under this Agreement (including commitment fees and payments required under Section 2.11) or any other Loan Document are payable in Dollars.

(b)            Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)            Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of Loans shall be made from the Lenders, and each termination or reduction of the amount of the Commitments of under Section 2.05, Section 2.07 or otherwise shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing of Loans shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment of unused commitment fees under Section 2.09(a) shall be made for the account of the Lenders pro rata according to the average daily unutilized amounts of their respective Commitments; (iv) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (v) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders. Notwithstanding anything to the contrary herein, following the occurrence and during the continuance of an Event of Default the Collateral shall be applied by the Collateral Agent in accordance with Section 8.06 of the Guarantee and Security Agreement.

(d)            Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans, and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that, (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (d) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (d) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)            Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at the Federal Funds Effective Rate.

(f)            Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04 or Section 2.13(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.14          Defaulting Lenders.

(a)            Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans for which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii)	Certain Fees.

(A)            No Defaulting Lender shall be entitled to receive any fee pursuant to Sections 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)            Defaulting Lender Cure. If the Borrower and the Administrative Agent, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that such former Defaulting Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

SECTION 2.15          Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any Covered Taxes or additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.12, then, at the request of the Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if in the sole reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.12, as the case may be, in the future, or eliminate the circumstance giving rise to such Lender exercising its rights under Section 2.11(b) and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any Covered Taxes or additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.12 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.15(a), or if any Lender becomes a Defaulting Lender, or if any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that, (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c)            Defaulting Lenders. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04 or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.16          Maximum Rate. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan, the rate of interest payable in respect of such Loan hereunder, together with all related Charges, shall be limited to the Maximum Rate. To the extent lawful, the interest and Charges that would have been payable in respect of a Loan made to the Borrower, but were not payable as a result of the operation of this Section 2.16, shall be cumulated and the interest and Charges payable to such Lender by the Borrower in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to but excluding the date of repayment shall have been received by such Lender.

SECTION 2.17          Maturity Extensions.

(a)            Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the applicable Lenders of such request and of the Notice Date (as defined below)), which such notice to the Administrative Agent shall not, in the case of a request for extension of the Maturity Date, be delivered earlier than 60 days or later than 35 days prior to the Maturity Date then in effect hereunder (the “Existing Maturity Date”), request that the Lenders extend the Existing Maturity Date to the date that is one (1) year after the Existing Maturity Date; provided, that no more than two (2) such requests may be made pursuant to this Section 2.17.

(b)            Lender Elections to Extend. Each applicable Lender, acting in its sole and individual discretion, shall, by written notice to the Administrative Agent given by a date specified by the Administrative Agent (which such date shall not be earlier than the date that is 10 days after notice is provided to the Lenders, and in any event not earlier than 30 days nor later than 20 days prior to the applicable Maturity Date) (the “Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that does not respond on or before the Notice Date shall be deemed to have rejected such request to extend the Maturity Date). The Existing Maturity Date will be extended only if all of the Lenders agree to such extension and the election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c)            Notification by Administrative Agent. The Administrative Agent shall notify the Borrower in writing of the Lenders’ determination under this Section promptly, but in no event later than two (2) Business Days after the Notice Date. Upon receipt of the responses of the Lenders, the Administrative Agent and the Borrower shall determine the date upon which the relevant extension, if applicable, shall be effective (the “Extension Effective Date”), which such date shall not (unless agreed by the Lenders and the Administrative Agent) be earlier than 10 days after the Notice Date.

(d)            Conditions to Effectiveness of Extension. Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section 2.17 shall be effective on the Extension Effective Date only if:

(i)            as of the date of such extension, and after giving effect thereto, the representations and warranties of the Obligors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date of such extension or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(ii)           at the time of and immediately after giving effect to such extension, no Default or Event of Default shall have occurred and be continuing or would result from such extension.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01          Organization; Powers. Each of the Borrower and its Subsidiaries, as applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required of the Borrower or such Subsidiary, as applicable.

SECTION 3.02          Authorization; Enforceability. The Transactions are within the Borrower’s statutory trust powers and have been duly authorized by all necessary statutory trust action and the Board of Directors of the Borrower and its Subsidiaries have approved the transactions contemplated in this Agreement. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents when executed and delivered by an Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.03          Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable Law or regulation or the Organizational Documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority (including the Investment Company Act and the rules, regulations and orders issued by the SEC thereunder), (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 3.04          Financial Condition; No Material Adverse Effect.

(a)            Financial Statements. The financial statements delivered to the Administrative Agent and the Lenders by the Borrower pursuant to Sections 4.01(f), 5.01(a) and 5.01(b) present fairly, in all material respects, the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for the applicable period in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

(b)            No Material Adverse Effect. Since March 31, 2024, there has not been any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.05          Litigation and Contingent Obligations.

There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Investment Advisor, the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions (other than any action brought by the Borrower against Defaulting Lender). Other than any liability incident to any action, suit, litigation or proceeding that could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material Contingent Obligations not provided for or disclosed in the financial statements most recently provided pursuant to Section 4.01(f), 5.01(a) or Section 5.01(b).

SECTION 3.06          Compliance with Laws and Agreements.

Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is subject to any contract or other arrangement, the performance of which by the Borrower could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07          Taxes. Each of the Borrower and its Subsidiaries has timely filed or has caused to be timely filed all material U.S. federal, state, local and any foreign Tax returns that are required to be filed by it and has paid all material Taxes required to have been paid by it and any assessments made against it or any of its property and all other material Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except such Taxes, fees or other charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP on the books of the Borrower or its Subsidiaries, as the case may be. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of Taxes and other governmental charges are maintained in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any federal, state, local and foreign Taxes or other impositions, and no Tax lien (other than Liens permitted pursuant to clause (a) of the definition of “Permitted Liens”) has been filed with respect to the Borrower or any of its Subsidiaries. There is no material Tax assessment currently proposed against the Borrower or any of its Subsidiaries that has been received by the Borrower or any of its Subsidiaries in writing.

SECTION 3.08          ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. No Obligor’s assets constitute Plan Assets and no Obligor is subject to any law that is similar to Section 406 of ERISA or Section 4975 of the Code that would be violated by any of the transactions contemplated by the Loan Documents assuming for this purpose that none of the assets of any Lender used in connection with the Loan Documents are Plan Assets.

SECTION 3.09          Disclosure.

(a)            All written information (other than financial projections, pro forma financial information, other forward-looking information and information of a general economic or general industry nature) which has been made available to the Administrative Agent or any Lender by the Borrower or any of its representatives on behalf of the Borrower in connection with the transactions contemplated by this Agreement or delivered under any Loan Document, taken as a whole, is and will be (after giving effect to all written updates provided by the Borrower to the Administrative Agent for delivery to the Lenders from time to time) complete, true and correct in all material respects and does not and will not (after giving effect to all written updates provided by the Borrower to the Administrative Agent for delivery to the Lenders from time to time) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein at the time made and taken as a whole not misleading in light of the circumstances under which such statements were made; provided that, solely with respect to information furnished by the Borrower which was provided to the Borrower from a third party, such information need only be true and correct in all material respects to the knowledge of the Borrower.

(b)            All financial projections, pro forma financial information and other forward-looking information which has been delivered to the Administrative Agent or any Lender by the Borrower or any of its representatives on behalf of the Borrower in connection with the transactions contemplated by this Agreement or delivered under any Loan Document, are based upon estimates and assumptions believed by the Borrower in good faith to be reasonable at the time made; it being recognized that (i) such projections, financial information and other forward-looking information as they relate to future events are subject to significant uncertainty and contingencies (many of which are beyond the control of the Borrower and that no assurance can be given that such projections will be realized) and therefore are not to be viewed as fact and (ii) actual results during the period or periods covered by such projections, financial information and other forward-looking information may materially differ from the projected results set forth therein.

SECTION 3.10          Investment Company Matters; Margin Regulations.

(a)	Investment Company Status.

(A)            The Borrower has the following status (“Status”): (i) it is treated as a RIC under the Code, (ii) it is registered as an “investment company” under the Investment Company Act and its shares of beneficial interest (“Shares”) are registered for public sale under the Securities Act and are the only securities issued by the Borrower that are outstanding, (iii) it is a “management company” within the meaning of Section 4 of the Investment Company Act and is a “closed-end company” and a “non-diversified company” in each case within the meaning of Section 5 of the Investment Company Act, that is engaged in a continuous offering of its Shares, makes periodic repurchase offers for such Shares pursuant to Rule 22c-3 of the Investment Company Act, and does not have any securities listed for trading on any securities exchange, (iv) it is not a “business development company” within the meaning of Section 2(a)(48) of the Investment Company Act, (v) it is neither an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of, nor is it a person of which the Administrative Agent or any Lender is an “affiliated person” (as defined in Section 2(a)(3) of the Investment Company Act), (vi) as of the Effective Date, it has two classes of Shares, (vii) it is in compliance in all material respects with the Investment Policies, and (viii) it is not a party to any inter-fund, affiliated fund or similar borrowing or lending arrangement. The business and other activities of the Borrower, including but not limited to, the borrowing of the Loans hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents do not result in any violation of the Investment Company Act, or any rules, regulations or orders issued by the SEC thereunder in any material respect.

(B)            The Borrower is not subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Indebtedness under the Loan Documents, except for the limitations set forth in the Investment Company Act, state securities laws to the extent applicable, and the Investment Policies.

(C)            The Borrower has not issued any of its securities in violation in any material respect of any Federal or State securities laws applicable thereto.

(b)            Investment Policies. The Borrower is in compliance in all material respects with the Investment Policies and its Valuation Policies, in each case as amended by Permitted Policy Amendments.

(c)            Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

SECTION 3.11          Material Agreements and Liens.

(a)            Material Agreements. Schedule 3.11(a) hereto is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangements providing for or otherwise relating to any Indebtedness for borrowed money or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the Effective Date, and the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement is correctly described in Schedule 3.11(a) hereto.

(b)            Liens. Schedule 3.11(b) hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the Effective Date covering any property of the Borrower or any of its Subsidiaries (other than Indebtedness hereunder or any other Loan Document), and the aggregate principal amount of such Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien as of the Effective Date is correctly described in Schedule 3.11(b) hereto.

SECTION 3.12          Subsidiaries and Investments.

(a)            Subsidiaries. Set forth in Schedule 3.12(a) hereto is a complete and correct list of all of the Subsidiaries of the Borrower as of the Effective Date together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 3.12(a) hereto, as of the Effective Date, (x) the Borrower owns, free and clear of Liens (other than Eligible Liens and Liens permitted pursuant to Section 6.02(a)), and has the unencumbered right to vote, all outstanding shares or ownership interests in each Subsidiary shown to be held by it in Schedule 3.12(a) hereto, and (y) all of the issued and outstanding capital stock or shares of each such Subsidiary organized as a corporation or exempted company is validly issued, fully paid and nonassessable (to the extent such concepts are applicable).

(b)            Investments. Set forth in Schedule 3.12(b) hereto is a complete and correct list of all Investments (other than Portfolio Investments) held by the Borrower or any of its Subsidiaries in any Person on the Effective Date and, for each such Investment, (i) the identity of the Person or Persons holding such Investment and (ii) the nature of such Investment. Except as disclosed in Schedule 3.12(b) hereto, as of the Effective Date each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens permitted pursuant to Section 6.02), all such Investments.

SECTION 3.13          Properties.

(a)            Title Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)            Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.14          Solvency. On the Effective Date, and on each date on which a Borrowing is made, each Obligor is, and will be, Solvent on a consolidated basis with the other Obligors.

SECTION 3.15          No Default. No Default or Event of Default has occurred and is continuing under this Agreement.

SECTION 3.16          Use of Proceeds. The Borrower is in compliance with Section 5.09.

SECTION 3.17          Security Documents. The Guarantee and Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable first-priority Liens on, and security interests in, the Collateral to the extent required by the Guarantee and Security Agreement and, (i) when all appropriate filings or recordings are made in the appropriate offices as may be required for perfection by filing under applicable Law and, as applicable, and (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Guarantee and Security Agreement), the Liens created by the Guarantee and Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens. Other than the Excluded Accounts (as defined in the Guarantee and Security Agreement), each deposit account and securities account maintained by the Borrower or any other Obligor is a Control Account.

SECTION 3.18          Affiliate Agreement. As of the Effective Date, the Borrower has heretofore delivered to each of the Lenders true and complete copy of the Affiliate Agreement (including any schedules and exhibits thereto, and any amendments, supplements or waivers executed and delivered thereunder). As of the Effective Date, (a) the Affiliate Agreement is in full force and effect and (b) other than the Affiliate Agreement, there is no contract, agreement or understanding, in writing, between the Borrower or any of its Subsidiaries, on the one hand, and any Affiliate of the Borrower, on the other hand, other than as set forth on Schedule 3.18.

SECTION 3.19          Financing Subsidiaries.

(a)            Each Financing Subsidiary complies with each of the conditions set forth in clause (a) or (b) of the definition of “Financing Subsidiary”, as applicable; and

(b)            As of the Effective Date, the Financing Subsidiaries of the Borrower are FTPCF Holdings 1 LLC and FTPCF Holdings 2 LLC.

SECTION 3.20          Sanctions. Each Covered Entity, and its directors and officers, and any employee, agent, or affiliate acting on behalf of such Covered Entity: (a) is not a Sanctioned Person; (b) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person; and (c) is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of applicable International Trade Laws. No Covered Entity nor any of its directors, officers, employees, or to the knowledge of any Obligor, its agents or affiliates acting on behalf of such Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any International Trade Laws, or has received a request for information from any Official Body regarding International Trade Law matters. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with applicable International Trade Laws. There is no Blocked Property pledged as Collateral.

SECTION 3.21          Anti-Money Laundering Laws. The Borrower has implemented an anti-money laundering program to the extent required by the USA PATRIOT Act and by any other applicable Anti-Money Laundering Laws, and the rules and regulations thereunder.

SECTION 3.22          Anti-Corruption Laws. Each Covered Entity, and its directors and officers, and any employee, agent, or affiliate acting on behalf of such Covered Entity, is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of Anti-Corruption Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any Person to secure any improper advantage or to obtain or retain business. No Covered Entity nor any of its directors, officers, employees, or to the knowledge of any Obligor, its agents or affiliates acting on behalf of such Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any Anti-Corruption Laws, or has received a request for information from any Official Body regarding Anti-Corruption Law matters. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws.

SECTION 3.23          Beneficial Ownership Regulations. The Borrower is not a “legal entity customer” as such term is defined in the Beneficial Ownership Regulations.

SECTION 3.24          Affected Institution No Obligor is an Affected Institution.

SECTION 3.25          Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered transaction”, as each such term is defined in the Outbound Investment Rules, or (ii) any other activity that would cause the Administrative Agent, the Collateral Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent, the Collateral Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE IV.

CONDITIONS

SECTION 4.01          Effective Date. The effectiveness of this Agreement and of the obligations of the Lenders to make Loans hereunder shall not become effective until completion of each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02):

(a)            Documents. The Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below to each Lender) in form and substance:

(i)            Executed Counterparts. From each party hereto either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or e-mail transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(ii)           Guarantee and Security Agreement; Control Agreement(s). The Guarantee and Security Agreement and the Control Agreement(s) with respect to each deposit account or securities account (other than Excluded Accounts (as defined in the Guarantee and Security Agreement) maintained by the Obligors as of the Effective Date, each duly executed and delivered by each of the parties thereto, and all other documents or instruments required to be delivered by the Guarantee and Security Agreement in connection with the execution thereof.

(iii)          Opinion of Counsel to the Borrower. A favorable written customary opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (x) Polsinelli PC, as counsel for the Obligors, and (y) Mourant Ozannes (Cayman) LLP, as counsel for the Cayman Subsidiary, in each case, in form and substance reasonably satisfactory to the Administrative Agent and covering such matters as the Administrative Agent may reasonably request (and the Borrower hereby instructs each such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(iv)          Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions.

(v)           Officer’s Certificate. A certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in Section 4.01(h) and Sections 4.02(a), (b), (c) and (d) (provided that each reference therein to the date of any extension of credit or any Loan shall be deemed to refer to the Effective Date).

(b)            Liens. The Administrative Agent shall have received results of a recent lien search in each relevant jurisdiction with respect to the Obligors, confirming each financing statement in respect of the Liens in favor of the Collateral Agent created pursuant to the Security Documents is otherwise prior to all other financing statement or other interests reflected therein (except for Liens permitted under Section 6.02 or Liens to be discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent). All UCC financing statements, control agreements, stock certificates and other documents or instruments required to be filed or executed and delivered in order to create in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a first-priority perfected (subject to Eligible Liens) security interest in the Collateral (to the extent that such a security interest may be perfected by filing, possession or control under the Uniform Commercial Code) shall have been properly filed (or provided to the Administrative Agent) or executed and delivered in each jurisdiction required.

(c)            Consents. The Borrower shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings (other than any filing required under the Exchange Act or the rules or regulations promulgated thereunder) required to be made or obtained by the Borrower and all Subsidiary Guarantors in connection with the Transactions and any other evidence reasonably requested by, and reasonably satisfactory to, the Administrative Agent as to compliance with all material legal and regulatory requirements applicable to the Obligors, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding the Transactions or any transaction being financed with the proceeds of the Loans shall be ongoing.

(d)            No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or, to the actual knowledge of the Borrower, threatened in writing in any court or before any arbitrator or Governmental Authority (including any SEC investigation) that relates to the Transactions or that could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to any action, suit, litigation or proceeding that could not reasonably be expected to have a Material Adverse Effect, the Borrower shall not have any material Contingent Obligations.

(e)            Solvency Certificate. On the Effective Date, the Administrative Agent shall have received a solvency certificate of a Responsible Officer of the Borrower dated as of the Effective Date and addressed to the Administrative Agent and the Lenders, and in form, scope and substance reasonably satisfactory to Administrative Agent, with appropriate attachments and demonstrating that both before and after giving effect to the Transactions, each Obligor is, and will be, Solvent on a consolidated basis with the other Obligors.

(f)            Financial Statements. The Administrative Agent and the Lenders shall have received, prior to the execution of this Agreement, the audited consolidated balance sheets, audited consolidated statements of operations, audited consolidated statements of changes in net assets, audited consolidated statements of cash flows and related audited consolidated schedule of investments of the Borrower and its consolidated Subsidiaries as of and for the fiscal year ended March 31, 2025; provided that, if any financial statement described in this clause (f) is filed with the SEC and is publicly available for review on, and printing from, the EDGAR system, then the filing by the Borrower of such financial statement with the SEC shall be deemed to constitute delivery of such financial statement to the Administrative Agent for purposes of this clause (f). The Administrative Agent and the Lenders shall have received any other financial statements of the Borrower and its Subsidiaries as they shall have reasonably requested.

(g)            Due Diligence. All customary confirmatory due diligence on the Borrower and its Subsidiaries shall have been completed by the Administrative Agent and the Lenders and the results of such due diligence shall be satisfactory to the Administrative Agent and the Lenders. No information shall have become available which the Administrative Agent reasonably believes has had, or could reasonably be expected to have, a Material Adverse Effect.

(h)            Default. No Default or Event of Default shall have occurred and be continuing under this Agreement, nor any default or event of default that permits (or which upon notice, lapse of time or both, would permit) the acceleration of any other Indebtedness of the Borrower or any of its Subsidiaries, immediately before and after giving effect to the Transactions, any incurrence of Indebtedness hereunder and the use of the proceeds hereof.

(i)            USA PATRIOT Act. The Administrative Agent and each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, as reasonably requested by the Administrative Agent or such Lender.

(j)            Investment Policies; Valuation Policy. The Administrative Agent shall have received (i) the Prospectus of the Borrower, which shall state the Investment Policies, and (ii) the Valuation Policy, in each case as in effect on the Effective Date in form and substance reasonably satisfactory to the Administrative Agent.

(k)            Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate dated as of the Effective Date, showing a calculation of the Borrowing Base with the Value of each Eligible Portfolio Investment determined as of December 31, 2025, in form and substance reasonably satisfactory to the Administrative Agent.

(l)            Fees and Expenses. Subject to Section 9.03, the Borrower shall have paid in full to the Administrative Agent and the Lenders all fees and expenses (including reasonable legal fees to the extent invoiced prior to the Effective Date) related to this Agreement owing on or prior to the Effective Date, including any upfront fee due to any Lender on or prior to the Effective Date.

(m)            Other Documents. The Administrative Agent shall have received such other documents, instruments, certificates and information as are reasonably requested by the Administrative Agent in connection with the Transactions and customary for transactions of this type, in form and substance reasonably satisfactory to the Administrative Agent.

Without limiting the generality of the provisions of Section 8.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 4.02          Conditions to Each Credit Event. The obligation of each Lender to make any Loan, including any such extension of credit on the Effective Date, is additionally subject to the satisfaction of the following conditions:

(a)            the representations and warranties of the Obligors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date of such Loan or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(b)            at the time of and immediately after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing or would result from such extension of credit after giving effect thereto and to the use of proceeds thereof on a pro forma basis;

(c)            no Borrowing Base Deficiency shall exist at the time of and immediately after giving effect to such extension of credit and either (i) the Credit Exposure (after giving effect to such Loan) shall not exceed the Borrowing Base reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent or (ii) the Borrower shall have delivered an updated Borrowing Base Certificate demonstrating that the Credit Exposure (after giving effect to such Loan) shall not exceed the Borrowing Base immediately after giving effect to such Loan as well as any concurrent acquisitions of Investments by the Borrower or payment of outstanding Loans;

(d)            immediately after giving effect to such extension of credit, the Borrower shall be in pro forma compliance with the covenants set forth in Section 6.07; and

(e)            the proposed date of such extension of credit shall take place during the Availability Period.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

ARTICLE V.

AFFIRMATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01          Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender:

(a)            within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of the audited consolidated statements of assets and liabilities, operations, changes in net assets and investments of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such year, all reported on by independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (which report shall be unqualified as to going concern and scope of audit), provided that the requirements set forth in this clause (a) shall be deemed to be unconditionally satisfied if the Borrower (or the Investment Advisor or an investment sub-advisor of the Borrower on its behalf) provides to the Administrative Agent hyperlinks to such reports as filed on EDGAR.

(b)            within sixty-five (65) days after the end of each semi-annual fiscal period of each fiscal year of the Borrower, the consolidated statements of assets and liabilities, operations, changes in net assets and investments of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such semi-annual period and the then elapsed portion of the fiscal year, (or, in the case of the statement of assets and liabilities, as of the end of) the corresponding period or periods of the previous fiscal year (to the extent such information is available for the previous fiscal year), all certified by a Responsible Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, provided that the requirements set forth in this clause (b) shall be deemed to be unconditionally satisfied if the Borrower (or the Investment Advisor or an investment sub-advisor of the Borrower on its behalf) provides to the Administrative Agent hyperlinks to such reports as filed on EDGAR;

(c)            concurrently with any delivery of financial statements under clause (a) or clause (b) of this Section 5.01, a compliance certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit E hereto, (i) certifying as to whether the Borrower has knowledge that a Default or Event of Default has occurred and is continuing during the most recent period covered by such compliance certificate and, if a Default or Event of Default has occurred and is continuing during such period (or has occurred and is continuing from a prior period), specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01, 6.02, 6.03, 6.04, 6.05 and 6.07, (iii) stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the Effective Date (but only if the Borrower has not previously reported such change to the Administrative Agent and if such change has had a material effect on the financial statements) and, if any such change has occurred (and has not been previously reported to the Administrative Agent), specifying the effect of such change on the Borrower’s financial statements most recently delivered pursuant to clause (a) of this Section 5.01, and (iv) attaching a list of Subsidiaries as of the date of delivery of such certificate or a confirmation that there is no change in such information since the date of the last such list;

(d)            as soon as available but in any event not later than 20 days after the end of each monthly accounting period (ending on the last day of each calendar month) of the Borrower and its Subsidiaries, a Borrowing Base Certificate as of the last day of such accounting period, which Borrowing Base Certificate shall include: (i) an Excel schedule containing information substantially similar to the information included on the Excel schedule included in the Borrowing Base Certificate delivered to the Administrative Agent on the Effective Date and (ii) a calculation of the Value of each Eligible Portfolio Investment in accordance with methodology described in Section 5.11(b)(ii)(A);

(e)            promptly but no later than two (2) Business Days after any Responsible Officer of the Borrower shall at any time have knowledge (based upon facts and circumstances known to him or her) that there is a Borrowing Base Deficiency, a Borrowing Base Certificate as at the date such Responsible Officer has knowledge of such Borrowing Base Deficiency indicating the amount of the Borrowing Base Deficiency as at the date such Responsible Officer obtained knowledge of such deficiency;

(f)            information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; and

(g)            promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as are reasonably requested by the Administrative Agent or any Lender in connection with this Agreement and customary for facilities of this type.

Each delivery hereunder of the financial statements described in Section 5.01(a) or (b) shall be deemed to be a representation by a Responsible Officer of the Borrower as to such information being true and correct in all material respects.

SECTION 5.02          Notices of Material Events. Promptly (and in any event within five (5) Business Days) after the Borrower obtaining actual knowledge of any of the following, the Borrower will furnish (or cause to be furnished) to the Administrative Agent prompt written notice of the following:

(a)            the occurrence of any Default or Event of Default (unless the Borrower first became aware of such Default from a notice delivered by the Administrative Agent);

(b)            the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)            the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d)            any other development (excluding matters of a general economic, financial or political nature to the extent that they could not reasonably be expected to have a disproportionate effect on the Borrower) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03          Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Borrower and its Subsidiaries (taken as a whole); provided that, the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04          Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including material contractual obligations, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05          Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted unless the failure to so keep and maintain could not reasonably be expected to result in a Material Adverse Effect, (b) maintain insurance with financially sound insurance carriers in at least such amounts and against at least such risks as are customarily insured against by entities engaged in the same or a similar business or as may be otherwise be required under the Investment Company Act or SEC rules (including such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Investment Company Act or any successor provision and errors and omissions insurance) and (c) upon the reasonable request of the Administrative Agent, promptly deliver to the Administrative Agent any certificate or certificates from the Borrower’s insurance broker or other documentary evidence, in each case, demonstrating the effectiveness of, or any changes to, such insurance.

SECTION 5.06          Books and Records; Inspection and Audit Rights.

(a)            Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep, or cause to be kept, books of record and account in accordance with GAAP in all material respects. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice to the Borrower and, in the case of representatives designated by the Administrative Agent, at the sole expense of the Borrower, to (i) visit and inspect its properties during normal business hours, to examine and make extracts from its books and records, and (ii) discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, the Borrower or such Subsidiary shall be entitled to have its representatives and advisors present during any inspection of its books and records; provided, further, that the Borrower shall not be required to pay for more than two (2) such visits and inspections in any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent visits and inspections during such calendar year.

(b)            Information Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (including any consultants, accountants and lawyers retained by the Administrative Agent or such Lender) to conduct evaluations of the Borrower’s computation of the Borrowing Base and the assets included in the Borrowing Base (including, for clarity, audits of any funds transfers and custody procedures), all at such reasonable times and (i) in the case of the Administrative Agent, as often as reasonably requested and (ii) in the case of any Lender, no more than once per calendar year. The Borrower shall pay the reasonable, documented out-of-pocket fees and expenses of representatives retained by the Administrative Agent to conduct any such evaluation; provided that, the Borrower shall not be required to pay such fees and expenses for more than one (1) such evaluation during any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent evaluation during such calendar year. For the avoidance of doubt, the Borrower shall not have any obligation to reimburse any Lender for any costs, fees or expenses incurred in connection with any such evaluation conducted by such Lender. The Borrower also agrees to modify or adjust the computation of the Borrowing Base and/or the assets included in the Borrowing Base, to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation indicating that such computation or inclusion of assets is not consistent with the terms of this Agreement; provided that any such modification or adjustment shall be limited to the extent necessary to address such inconsistency and, to the extent that such modification or adjustment, if applied retroactively, would not result in an Event of Default, such modification or adjustment shall be applied only on a prospective basis; provided further that, if the Borrower demonstrates that such evaluation is incorrect, the Borrower shall be permitted to re-adjust its computation of the Borrowing Base.

SECTION 5.07          Compliance with Laws and Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including the Investment Company Act (if applicable to such Person), and orders of any Governmental Authority applicable to it (including orders issued by the SEC) or its property and all indentures, agreements and other instruments, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08          Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)            Subsidiary Guarantors. In the event that (1) the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than a Financing Subsidiary) or any other Person shall become a “Subsidiary” within the meaning of the definition thereof (other than a Financing Subsidiary) or (2) any Financing Subsidiary shall no longer constitute a “Financing Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08), the Borrower will, in each case, on or before thirty (30) days (or such longer period as may be agreed to by the Administrative Agent and the Required Lenders in their sole discretion) following such Person becoming a Subsidiary or such Financing Subsidiary no longer qualifying as such, cause such new Subsidiary or former Financing Subsidiary to become a “Subsidiary Guarantor” (and, thereby, an “Obligor”) under the Guarantee and Security Agreement pursuant to a Guarantee Assumption Agreement and to deliver such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Section 4.01 on the Effective Date and as the Administrative Agent shall have reasonably requested. The Borrower acknowledges that the Administrative Agent and the Lenders have agreed to exclude each Financing Subsidiary from the requirement to become a Subsidiary Guarantor only for so long as such Person qualifies as a “Financing Subsidiary” pursuant to the definition thereof, and thereafter such Person shall no longer constitute a “Financing Subsidiary” for any purpose of this Agreement or any other Loan Document.

(b)            Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a direct or indirect Wholly-Owned Subsidiary.

(c)            Further Assurances. The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent and customary for transactions of this type to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Subsidiary Guarantors, to:

(i)            take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Collateral Agent for the benefit of the Secured Parties, perfected first-priority security interests and Liens (subject to Permitted Liens) in the Collateral; provided that, any such security interest or Lien shall be subject to the relevant requirements of the Security Documents;

(ii)            the Borrower agrees, subject to Sections 5.08(b)(iii) below, to cause all cash and other proceeds of Portfolio Investments received by any Obligor to be promptly deposited into a deposit account or securities account of the Obligors over which the Collateral Agent has “control” within the meaning of the Uniform Commercial Code (each, a “Control Account”) or otherwise delivered to, or registered in the name of, the Collateral Agent and, both prior to and following such deposit, delivery or registration such cash and other proceeds shall be held in trust by the Borrower for the benefit and as the property of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor or any other Person (including any money or financial assets of any Obligor in its capacity as “agent” or “administrative agent’ for any Portfolio Investment subject to Section 5.08(b)(iii) below); provided, that, for the avoidance of doubt, nothing in this Section 5.08(b)(ii) shall prohibit the Borrowing from using cash and other proceeds of Portfolio Investments for purposes not prohibited under this Agreement at any time no Event of Default is continuing;

(iii)            in the event that any Obligor is acting as an agent or administrative agent under any loan documents with respect to any Portfolio Investment (or is acting in an analogous agency capacity under any agreement related to any Portfolio Investment) and such Obligor does not hold all of the credit extended to the underlying borrower or issuer under the relevant underlying loan documents or other agreements, ensure that all funds held by such Obligor in such capacity as agent or administrative agent are segregated from all other funds of such Obligor and clearly identified as being held in an agency capacity; and

(iv)            in the case of any Portfolio Investment owned by any Financing Subsidiary, including any cash collection related thereto, ensure that such Portfolio Investment shall not be held in any Custodian Account of any Obligor, or any other account of any Obligor.

SECTION 5.09          Use of Proceeds. The Borrower will use the proceeds of the Loans for general corporate purposes of the Borrower and its Subsidiaries, including funding redemptions, making distributions, the acquisition and funding (either directly or indirectly as permitted hereunder) of leveraged loans, preferred stock, common stock and other Investments and refinancing of any Indebtedness, in each case to the extent not prohibited by this Agreement; provided that, in no event shall the proceeds of any Loan be used (x) for purposes which could violate any provision of any applicable statute, rule, regulation order or restriction applicable to the Borrower or (y) directly or indirectly for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock; provided further that, neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

SECTION 5.10          Investment Policies; Valuation Policy. The Borrower shall at all times be in compliance in all material respects with its Investment Policies and its Valuation Policy, in each case as amended by Permitted Policy Amendments.

SECTION 5.11          Portfolio Valuation and Diversification, Etc.

(a)            Industry Classification Groups. For purposes of this Agreement, the Borrower shall assign each Eligible Portfolio Investment to the Industry Classification Group assigned to such Eligible Portfolio Investment for purposes of the Borrower’s compliance with the industry concentration limits under the Investment Company Act. To the extent that the Borrower reasonably determines that any Eligible Portfolio Investment is not correlated with the risks of other Eligible Portfolio Investments in an Industry Classification Group, such Eligible Portfolio Investment may be assigned by the Borrower to an Industry Classification Group that is more closely correlated to such Eligible Portfolio Investment. In the absence of adequate correlation, the Borrower shall be permitted to, upon notice to the Administrative Agent for distribution to each Lender, create up to three (3) additional industry classification groups for purposes of this Agreement that are consistent with the Investment Policies; provided that, no more than three (3) different additional industry classification groups may be created pursuant to this paragraph (a).

(b)	Portfolio Valuation, Etc.

(i)            Ownership of Portfolio Investments. For purposes of this Agreement and the other Loan Documents, all determinations of whether a Portfolio Investment is an Eligible Portfolio Investment shall be determined on a Settlement-Date Basis; provided that, no such investment shall be included as an Eligible Portfolio Investment to the extent it has not been paid for in full.

(ii)	Determination of Values.

(A)            Internal Valuation and Review. The Borrower will determine the fair market value of all Eligible Portfolio Investments and conduct reviews of the fair market value assigned to each of its Eligible Portfolio Investments consistent with its Valuation Policy and the requirements of the Investment Company Act and rules thereunder.

(B)            Actions Upon a Borrowing Base Deficiency. If, based upon such valuation or review described in Section 5.11(b)(ii)(A), the Borrower determines that a Borrowing Base Deficiency exists, then the Borrower shall, promptly and in any event within two (2) Business Days as provided in Section 5.01(e), deliver a Borrowing Base Certificate reflecting the new amount of the Borrowing Base and shall take the actions, and make prepayments pursuant to Section 2.07(b).

(C)            Initial Value of Assets. Notwithstanding anything to the contrary contained herein, the fair market value of any Portfolio Investment included in the Borrowing Base shall be the fair market value as determined in a manner consistent with this Section 5.11 and, with respect to assets acquired before the Effective Date, as delivered to the Administrative Agent on or prior to the Effective Date.

(D)            Request for Third-Party Appraisal. If at any time after the date that is 30 Business Days after the Effective Date the Administrative Agent disputes in good faith the determination of the fair market value by the Borrower pursuant to Section 5.11(a)(ii)(A) of any Portfolio Investment that has not been independently valued by Borrower’s third-party valuation agent, the Administrative Agent may request that the Borrower, at the option of the Borrower, either (x) retain (at the Borrower’s sole cost and expense) an Approved Third-Party Appraiser to value such Portfolio Investment and to use the value assigned by such Approved Third-Party Appraiser as the fair market value of such Portfolio Investment for Borrowing Base purposes (with the value determined by the Borrower pursuant to Section 5.11(a)(ii)(A) to be used until such amended valuation is obtained) or (y) apply an Advance Rate of [ ]% to such Portfolio Investment.

(E)            Value Dispute Resolution. If, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent disputes the determination of any value by the Borrower pursuant to Section 5.11(a)(ii)(A), the Administrative Agent may retain (at the Borrower’s sole cost and expense which cost and expense shall be documented, reasonable and out-of-pocket) an Agent-Selected Third-Party Appraiser and the fair market value of such Portfolio Investment for Borrowing Base purposes shall be the value assigned by such Agent-Selected Third-Party Appraiser (with the value determined by the Borrower pursuant to Section 5.11(a)(ii)(A) to be used until such amended value is obtained).

(iii)	Generally Applicable Valuation Provisions.

(A)            The fair market value of any Portfolio Investment for which the Approved Third-Party Appraiser or the Agent-Selected Third-Party Appraiser’s value is used shall be the midpoint of the range (if any) determined by the appraisal firm. Each Approved Third-Party Appraiser and each Agent-Selected Third Party Appraiser shall apply a recognized valuation methodology that is commonly accepted in the Borrower’s industry for valuing Portfolio Investments of the type being valued and held by the Obligors. Other procedures relating to the valuation will be reasonably agreed upon by the Administrative Agent and the Borrower.

(B)            For the avoidance of doubt, the fair market value of any Portfolio Investments determined in accordance with any provision of this Section 5.11 shall be used in the determination of the Value of such Portfolio Investment for purposes of this Agreement until a new fair market value for such Portfolio Investment is subsequently determined in good faith in accordance with this Section 5.11.

(C)            The reasonable and documented out-of-pocket costs of any valuation reasonably incurred by the Administrative Agent under this Section 5.11 shall be at the expense of the Borrower.

(D)            The values determined by the Approved Third-Party Appraiser or the Agent-Selected Third-Party Appraiser shall be deemed to be “Information” hereunder and subject to Section 9.13 hereof.

(E)            The Administrative Agent shall provide a copy of the final results of any valuation received by the Administrative Agent and performed by the Agent-Selected Third-Party Appraiser to any Lender within 10 Business Days after such Lender’s request, except to the extent that such recipient has not executed and delivered a non-reliance letter, confidentiality agreement or similar agreement requested or required by such Agent Selected Third-Party Appraiser.

(F)            The foregoing valuation procedures shall only be required to be used for purposes of calculating the Borrowing Base and related concepts and shall not be required to be utilized by the Borrower for any other purpose, including, without limitation, the delivery of financial statements or valuations required under ASC820 or the Investment Company Act.

(c)            Investment Company Diversification Requirements. The Borrower (together with its Subsidiaries to the extent required by the Investment Company Act) will maintain its status as a “non-diversified company” within the meaning of Section 5 of the Investment Company Act, subject to Rule 13a-3 thereunder with respect to its diversification status under Section 13 of the Investment Company Act. The Borrower will at all times, subject to applicable grace periods set forth in the Code, comply with the portfolio diversification requirements set forth in the Code applicable to RICs.

SECTION 5.12          Calculation of Borrowing Base. For purposes of this Agreement, the “Borrowing Base” shall be determined, as at any date of determination, as: (i) the sum of the products obtained by multiplying (x) the Value of each Eligible Portfolio Investment by (y) the applicable Advance Rate minus (ii) the Equity Commitment Reserve; provided that the Borrowing Base shall in no event be less than zero; provided, further, that:

(a)            the Advance Rate applicable to that portion of the aggregate Value of the Eligible Portfolio Investments with respect to any single consolidated group of corporations or other legal entities that exceeds [ ]% of the Total Eligible Portfolio Investments shall be [ ]%;

(b)            the Advance Rate applicable to that portion of the aggregate Value of the Eligible Portfolio Investments denominated in Permitted Foreign Currencies that exceeds [ ]% of the Total Eligible Portfolio Investments shall be [ ]%;

(c)            the Advance Rate applicable to Eligible Portfolio Investments denominated in a currency other than Dollars or a Permitted Foreign Currency shall be [ ]%;

(d)            the Advance Rate applicable to that portion of the aggregate Value of the Eligible Portfolio Investments issued by issuers domiciled in Permitted Foreign Jurisdictions that exceeds [ ]% of the Value of the Total Eligible Portfolio Investments shall be [ ]%;

(e)            the Advance Rate applicable to Eligible Portfolio Investments issued by issuers domiciled outside of the United States or a Permitted Foreign Jurisdiction shall be [ ]%;

(f)            the Advance Rate applicable to that portion of the aggregate Value of the Eligible Portfolio Investments invested in any single Industry Classification Group that exceeds [ ]% of the Value of the Total Eligible Portfolio Investments shall be [ ]%;

(g)            the Advance Rate applicable to that portion of the aggregate Value of the Eligible Portfolio Investments consisting of Performing Preferred Equity or Performing Common Equity that exceeds [ ]% of the Value of the Total Eligible Portfolio Investments shall be [ ]%;

(h)            the Advance Rate applicable to that portion of the aggregate Value of the Eligible Portfolio Investments consisting of Private Fund Investments that exceeds [ ]% of the Value of the Total Eligible Portfolio Investments shall be [ ]%;

(i)            the Advance Rate applicable to that portion of the aggregate Value of the Eligible Portfolio Investments consisting of Performing Significant Risk Transfers that exceeds [ ]% of the Value of the Total Eligible Portfolio Investments shall be [ ]%;

(j)            the Advance Rate applicable to that portion of the aggregate Value of the Eligible Portfolio Investments consisting of Performing Investment Grade CLO Securities that exceeds [ ]% of the Value of the Total Eligible Portfolio Investments shall be [ ]%;

(k)            the Advance Rate applicable to that portion of the aggregate Value of the Eligible Portfolio Investments consisting of Performing BB Rated CLO Securities that exceeds [ ]% of the Value of the Total Eligible Portfolio Investments shall be [ ]%;

(l)            the Advance Rate applicable to that portion of the aggregate Value of the Eligible Portfolio Investments consisting of Performing Second Lien Bank Loans that exceeds [ ]% of the Value of the Total Eligible Portfolio Investments shall be [ ]%; and

(m)            the Advance Rate applicable to that portion of the aggregate Value of the Eligible Portfolio Investments held by any Obligor that is a Foreign Subsidiary that exceeds [ ]% of the Value of the Total Eligible Portfolio Investments shall be [ ]%.

(n)            the Advance Rate applicable to that portion of the aggregate Value of all Eligible Participation Interests included in the Eligible Portfolio Investments that exceeds [ ]percent ([ ]%) of the aggregate Value of the Total Eligible Portfolio Investments shall be [ ] percent ([ ]%).

For all purposes of this Section 5.12, (A) all issuers of Eligible Portfolio Investments that are Affiliates of one another shall be treated as a single issuer (unless such issuers are Affiliates of one another solely because they are under the common Control of the same private equity sponsor or similar sponsor), (B) to the extent the Advance Rate applicable to one or more Eligible Portfolio Investments is required to be reduced to comply with this Section 5.12, the Borrower shall be permitted to choose the Eligible Portfolio Investments to which such reduction in Advance Rate will apply and (C) to the extent that the Advance Rate of any Eligible Portfolio Investment is reduced to comply with any one of the foregoing concentration limits, it shall be deemed to be reduced for purposes of the calculation of each of the other concentration limits. For the avoidance of doubt, no Portfolio Investment shall be an Eligible Portfolio Investment unless, among the other requirements set forth in this Agreement, such Investment is subject only to Eligible Liens.

In addition, as used herein, the following terms have the following meanings:

“Advance Rate” means, as to any Eligible Portfolio Investment and subject to adjustment as provided above, the following percentages with respect to such Eligible Portfolio Investment:

Eligible Portfolio Investment	Advance Rate
Cash, Cash Equivalents and Short-Term U.S. Government Securities	[ ]%
Long-Term U.S. Government Securities	[ ]%
Performing First Lien Broadly Syndicated Bank Loans	[ ]%
Performing First Lien Direct Lending Bank Loans	[ ]%
Performing Investment Grade CLO Securities	[ ]%
Performing Second Lien Bank Loans	[ ]%
Private Fund Investments	[ ]%
Performing BB Rated CLO Securities	[ ]%
Performing Significant Risk Transfers	[ ]%
Performing Preferred Equity or Performing Common Equity	[ ]%
Non-Performing Investments	[ ]%

; provided, that the Advance Rate with respect to any Eligible Participation Interest shall be determined based on the characteristics of the underlying loan or credit facility.

“Bank Loans” means debt obligations (including term loans, notes, revolving loans, debtor-in-possession financings, the funded and unfunded portions of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) which are generally under a loan or credit facility (whether or not syndicated), note purchase agreement or other similar financing arrangement facility.

“BB Rated CLO Security” means a CLO Security (other than an Investment Grade CLO Security) that that has a debt rating of Ba2 or better by Moody’s, BB or better by S&P and/or BB or better by Fitch.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of and any and all other equity interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“CLO Securities” means debt securities that, in each case, entitle the holders thereof to receive payments that (i) depend on the cash flow from a portfolio consisting primarily of ownership interests in debt securities, corporate loans or asset-backed securities or (ii) are subject to losses owing to credit events (howsoever defined) under credit derivative transactions with respect to debt securities, corporate loans or asset-backed securities.

“EBITDA” means the consolidated net income of the applicable Person (excluding extraordinary, unusual or non-recurring gains and extraordinary losses (to the extent excluded in the definition of “EBITDA”, adjusted EBITDA, adjusted consolidated EBITDA or such similar term as may be used in the applicable documentation) in the relevant agreement relating to the applicable Eligible Portfolio Investment as accepted by the applicable lender(s) under such agreement) for the relevant period plus, without duplication, the following to the extent deducted in calculating such consolidated net income in the relevant agreement relating to the applicable Eligible Portfolio Investment for such period: (i) consolidated interest charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, and (iv) such other adjustments included in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Eligible Portfolio Investment; provided that, with respect to any relevant Person for which four full fiscal quarters of economic data are not available, EBITDA shall be determined for such Person based on annualizing the economic data from the reporting periods actually available or as prescribed in the applicable documentation.

“Eligible Country” means any of Australia, Canada, Denmark, Finland, France, Germany, Ireland, Luxembourg, the Netherlands, Sweden, Switzerland, the United Kingdom and the United States.

“Eligible Participation Counterparty” means, with respect to any participation, any Person that, prior to the acquisition of such participation by an Obligor from such Person, has been approved in writing by the Administrative Agent in its reasonable discretion as an Eligible Participation Counterparty; provided, that any such Person shall cease to be an Eligible Participation Counterparty if (a) such Person is, or has a direct or indirect Parent Company that is, (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) other than via an Undisclosed Administration, (A) has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or has a parent company that has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent, (B) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (C) become the subject of a Bail-In Action or (b) such Person is a “defaulting lender” (or any similar term) under the underlying investment for such participation.

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first lien and first priority perfected security interest (subject to customary encumbrances) on a substantial portion of the assets of the respective borrowers and guarantors obligated in respect thereof.

“First Lien Broadly Syndicated Bank Loan” means a First Lien Bank Loan that is a commercial loan in an aggregate principal amount equal to or exceeding $[ ] that is shared by three or more unaffiliated federally supervised institutions or a portion of which is sold to two or more such institutions.

“First Lien Direct Lending Loan” means a First Lien Bank Loan that is not a First Lien Broadly Syndicated Bank Loan.

“Investment Grade CLO Security” means a CLO Security that that has a debt rating of Baa3 or better by Moody’s, BBB- or better by S&P and/or BBB- or better by Fitch.

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than one month from the applicable date of determination.

“Non-Performing Investment” means any First Lien Bank Loan, Second Lien Bank Loan, Investment Grade CLO Security, BB Rated CLO Security, Private Fund Investment or Significant Risk Transfer which is not Performing.

“Performing” means (a) with respect to any Eligible Portfolio Investment that is debt (other than a Significant Risk Transfer), (i) the issuer of such Portfolio Investment (x) is not then in default and (y) has not, within the past two (2) months, been in default, in each case, of any payment obligations outstanding with respect to accrued and unpaid interest or principal in respect thereof, after the expiration of any applicable grace or cure period, (ii) such debt has not been subject to a restructuring following or in anticipation of a default, unless such restructuring has been approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), and (iii) at least at least two-third (2/3rds) of the interest (including accretions and “pay-in-kind” interest) for the current period is payable in cash at least quarterly, (b) with respect to any Eligible Portfolio Investment that is a Significant Risk Transfer, (i) the issuer of such Portfolio Investment or (if different than the issuer) the ultimate credit protection buyer in respect of such Portfolio Investment (x) is not then in default and (y) has not previously been in default, unless the waiver of such default has been approved by the Administrative Agent, of any payment obligations outstanding with respect to accrued and unpaid interest (including any credit protection fee payment and/or earning on posted collateral) or principal (including return of posted collateral) in respect thereof, after the expiration of any applicable grace or cure period, (ii) such Significant Risk Transfer has not been subject to a restructuring following or in anticipation of a default, unless such restructuring has been approved by the Administrative Agent, and (iii) interest (including credit protection fee payments and/or earnings on posted collateral) for the current period is payable in cash at least quarterly and (c) with respect to any Eligible Portfolio Investment that is Preferred Equity, the issuer of such Eligible Portfolio Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend, after the expiration of any applicable grace period.

“Performing BB Rated CLO Security” means a BB Rated CLO Security that is Performing.

“Performing Common Equity” means Capital Stock (other than Preferred Equity) and warrants of an issuer all of whose outstanding debt is Performing.

“Performing First Lien Broadly Syndicated Bank Loan” means a First Lien Broadly Syndicated Bank Loan that is Performing.

“Performing First Lien Direct Lending Loan” means a First Lien Direct Lending Bank Loan that is Performing.

“Performing Investment Grade CLO Security” means an Investment Grade CLO Security that is Performing.

“Performing Preferred Equity” means Preferred Equity that is Performing.

“Performing Second Lien Bank Loan” means a Second Lien Bank Loan that is Performing.

“Performing Significant Risk Transfer” means a Significant Risk Transfer that is Performing.

“Preferred Equity,” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of other Capital Stock of such Person, and shall include, without limitation, cumulative preferred, non-cumulative preferred, participating preferred and convertible preferred Capital Stock.

“Private Fund Investment” means any pooled investment vehicle (other than a hedge fund) that is exempt from registration under the Investment Company Act and the Securities Act.

“Second Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a second lien and second priority perfected security interest (subject to customary encumbrances) on a substantial portion of the assets of the respective borrowers and guarantors obligated in respect thereof.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within one month of the applicable date of determination.

“Significant Risk Transfer” means (i) a credit linked note issued by an Eligible Investment Bank that exposes the holder thereof to a first loss position in a portfolio of financial assets in an Eligible Investment Class held on the balance sheet of an Eligible Investment Bank or its consolidated group or (ii) a credit-linked note issued by a special purpose entity that has entered into a credit derivative or guaranty with an Eligible Investment Bank pursuant to which the issuer of the credit-linked notes is exposed to a first loss position in a portfolio of financial assets in an Eligible Investment Class held on the balance sheet of such Eligible Investment Bank or its consolidated group; provided, that “Significant Risk Transfer” shall not include (x) any asset issued by a Lender or an affiliate thereof or that otherwise insures the credit risk of a Lender or (y) any financial guarantee or direct credit default swap.

“Value” means, with respect to any Eligible Portfolio Investment, the fair market value thereof determined for purposes of this Agreement in accordance with Section 5.11(b)(ii).

SECTION 5.13          Taxes. Each of the Borrower and its Subsidiaries will timely file or cause to be timely filed all material Tax returns that are required to be filed by it and will pay all Taxes for which it is directly or indirectly liable and any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except Taxes that are being contested in good faith by appropriate proceedings, and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower or its Subsidiaries, as the case may be. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of Taxes and other governmental charges will be adequate in accordance with GAAP.

SECTION 5.14          Maintenance of Status. The Borrower will maintain at all times its Status.

SECTION 5.15          Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. The Borrower shall: (a) immediately notify the Administrative Agent, the Collateral Agent and each of the Lenders in writing upon the occurrence of a Reportable Compliance Event; (b) immediately provide substitute Collateral to the Collateral Agent if, at any time, any Collateral becomes Blocked Property; and (c) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws and maintain in effect policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by each Covered Entity, and its directors and officers, and any employee, agent or affiliate acting on behalf of such Covered Entity in connection with this Agreement.

ARTICLE VI.

NEGATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01          Indebtedness; Senior Securities.

(a)            The Borrower will not nor will it permit any other Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)            Indebtedness created under this Agreement and the other Loan Documents;

(ii)           Indebtedness of Financing Subsidiaries; provided that, (i) on the date that such Indebtedness is incurred, prior to and immediately after giving effect to the incurrence thereof, the Borrower is in pro forma compliance with the covenant set forth in Section 6.07 and on the date of such incurrence (or such later date as the Administrative Agent may agree in their sole discretion) the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer to such effect and (ii) in the case of revolving loan facilities or staged advance loan facilities, upon each borrowing thereunder, the Borrower is in pro forma compliance with the covenant set forth in Section 6.07;

(iii)          repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities;

(iv)          Indebtedness of the Borrower arising in connection with Financial Contracts permitted pursuant to Section 6.04(c).

(v)	Indebtedness of an Obligor to any other Obligor; and

(vi)	Other Permitted Indebtedness;

provided, that, in no event shall the Borrower and its Subsidiaries have outstanding more than one class of Senior Securities Representing Indebtedness.

(b)            The Borrower will not, nor will it permit any other Obligor to, issue, sell, create, incur, assume or suffer to exist any Senior Security, except Senior Securities Representing Indebtedness otherwise permitted hereunder.

SECTION 6.02          Liens.          The Borrower will not, nor will it permit any other Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof except:

(a)	Liens created pursuant to this Agreement or any of the Security Documents;

(b)            Liens on Portfolio Investments held by Financing Subsidiaries securing obligations permitted pursuant to Section 6.01(a)(ii);

(c)	Permitted Liens;

(d)            Liens created by posting of collateral in connection with Financial Contracts permitted pursuant to Section 6.04(c); and

(e)	Liens securing obligations permitted pursuant to Section 6.01(a)(iii).

SECTION 6.03          Fundamental Changes and Dispositions of Assets. The Borrower will not, nor will it permit any other Obligor to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries to, reorganize under the laws of a jurisdiction other than any jurisdiction in the United States. The Borrower will not, nor will it permit any other Obligor to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Investments and other assets made in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any other Obligor to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets (including Cash, Cash Equivalents and Equity Interests), whether now owned or hereafter acquired.

Notwithstanding the foregoing provisions of this Section 6.03:

(a)	the Borrower may merge or consolidate with any other Person, so long as (i) the Borrower is the continuing or surviving entity in such transaction and (ii) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing;

(b)            any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that, if any such transaction shall be between a Subsidiary and a Subsidiary Guarantor, the Subsidiary Guarantor shall be the continuing or surviving corporation;

(c)            any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor;

(d)            the capital stock or shares of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any Subsidiary Guarantor;

(e)            the Obligors may convey, sell, transfer or otherwise dispose of assets (including Cash and Cash Equivalents but excluding Portfolio Investments) in the ordinary course of business of the Borrower and its Subsidiaries (including to make expenditures of cash in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries), other than to a Financing Subsidiary;

(f)            the Obligors may sell, transfer or otherwise dispose of Portfolio Investments (other than to a Financing Subsidiary) so long as prior to and immediately after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans) the Credit Exposure does not exceed the Borrowing Base;

(g)            the Obligors may sell, transfer or otherwise dispose of Portfolio Investments, Cash and Cash Equivalents to a Financing Subsidiary (including, for clarity, as investments (debt or equity) or capital contributions) so long as immediately after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans) unless, immediately after giving effect to such Investment, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Credit Exposure does not exceed [ ]% of the Borrowing Base, (iii) the Senior Debt Asset Coverage is not less than 3.00 to 1.00;

(h)            the Borrower and each of the Subsidiary Guarantors may sell, lease, transfer (including a deemed transfer resulting from a division or plan of division) or otherwise dispose of equipment or other property or assets that do not consist of Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $[ ] in any fiscal year; and

(i)            any Subsidiary of the Borrower may be liquidated or dissolved; provided that, in connection with such liquidation or dissolution, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to the Borrower or any Subsidiary Guarantor.

SECTION 6.04          Investments.

(a)            The Borrower will not, nor will it permit any other Obligor to, acquire, make or enter into, or hold, any Investment except in accordance with the Investment Company Act and the Investment Policies (as amended by Permitted Policy Amendments).

(b)            The Borrower will not, nor will it permit any other Obligor to, make any Investment in any Subsidiary (other than a Subsidiary Guarantor) unless (i) immediately after giving effect to such Investment, (x) no Default or Event of Default shall have occurred and be continuing, (y) the Credit Exposure does not exceed [ ]% of the Borrowing Base or (z) the Senior Debt Asset Coverage is not less than 3.00 to 1.00 or (ii) in the case of an investment in a Financing Subsidiary, such Investment is made pursuant to an Equity Letter.

(c)            The Borrower will not, nor will it permit any other Obligor to, enter into any swap or derivative transactions (including any total return swap) or other similar transactions or agreements except for Financial Contracts permitted pursuant to Section 6.04(a) and entered into in the ordinary course of business solely for the purpose of hedging risk and not for speculative purposes.

(d)            The Borrower will not, nor will it permit any Obligor to, acquire, make or enter into, or hold, any Investment in Margin Stock to the extent the aggregate market value of Margin Stock held by the Obligors exceeds [ ] percent ([ ]%) of the aggregate market value of the assets of the Obligors.

SECTION 6.05          Restricted Payments. The Borrower will not, nor will it permit any other Obligor to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a)            the Borrower may declare or make, or agree to pay or make, dividends with respect to the capital stock of the Borrower (including, for the avoidance of doubt, pursuant to any distribution plan of the Borrower) payable solely in additional shares of the Borrower’s common stock (other than fractional shares, which may be payable in cash);

(b)            with respect to each year that the Borrower maintains its status as a RIC under the Code, the Borrower may declare or make, or agree to pay or make, dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock or beneficial interests) in or with respect to any taxable year of the Borrower (or any calendar year, as relevant) in amounts not to exceed the higher of (x) the Net Investment Income of the Borrower for the applicable fiscal year as specified in the annual financial statement most recently delivered pursuant to Section 5.01(a) and (y) [ ]% of the amount that is estimated by the Borrower in good faith to be required by the Borrower to be distributed to: (i) allow the Borrower to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero (0) for any such taxable year its liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero (0) its liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto); provided that, if the Borrower determines in good faith that the formula outlined hereinabove in this Section 6.05(b) is insufficient to satisfy the stated distribution amounts set forth in the section of the Borrower’s Prospectus titled “Distribution Policy” for such period, upon the Borrowers’ written notice of the same to the Administrative Agent, the Borrower may declare and make additional distributions in an amount reasonably necessary to satisfy such stated distribution amounts.1

(c)            the Obligors may declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment (including any Quarterly Repurchase Offer not permitted to be made pursuant to Section 6.05(e)) if at the time of any such Restricted Payment (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Credit Exposure does not exceed [ ]% of the Borrowing Base, (iii) the Senior Debt Asset Coverage is not less than 3.00 to 1.00, in each case, calculated on a pro forma basis after giving effect to any such Restricted Payment and (iv) on the date of such Restricted Payment (or such later date as the Administrative Agent (acting at the direction of the Required Lenders) may agree), the Borrower delivers to the Administrative Agent a Borrowing Base Certificate as at such date demonstrating compliance with subclause (ii) above;

1 NTD: Under discussion by MB/Polsinelli.

(d)            the Subsidiary Guarantors may declare or make, or agree to pay or make, directly or indirectly, Restricted Payments to the (i) Borrower or (ii) any Subsidiary Guarantor; and

(e)            the Borrower may declare or make or agree to pay or make, payments in connection with a repurchase of the shares offered to be repurchased in any Quarterly Repurchase Offer; provided that the number of shares offered to be repurchased in such Quarterly Repurchase Offer does not exceed [ ] percent ([ ]%) of the Borrower’s then outstanding shares; provided, that, for the avoidance of doubt, the limitation set forth in this clause (e) shall not prohibit Quarterly Repurchase Offers in excess of the amount set forth herein so long as the conditions set forth in Section 6.05(c) are satisfied.

For the avoidance of doubt, (1) the Borrower shall not declare any dividend to the extent such declaration violates the provisions of the Investment Company Act that are applicable to it and (2) the determination of the amounts referred to in paragraph (b) above shall be made separately for the taxable year of the Borrower and the fiscal year of the Borrower, and the limitation on dividends or distributions imposed by such paragraphs shall apply separately to the amounts so determined.

SECTION 6.06          Certain Restrictions on Subsidiaries.

(a)            The Borrower will not, nor will it permit any other Obligor to, enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than (i) the Loan Documents, (ii) any indenture, agreement, instrument or other arrangement pertaining to other Indebtedness of the Borrower or its Subsidiaries permitted hereby to the extent any such indenture, agreement, instrument or other arrangement does not prohibit, in each case in any material respect, or impose materially adverse conditions upon, the material requirements applicable to the Borrower and its Subsidiaries under the Loan Documents or (iii) any agreement, instrument or other arrangement pertaining to any lease, sale or other disposition of any asset permitted by this Agreement so long as the applicable restrictions (x) only apply to such assets and (y) do not restrict prior to the consummation of such sale or disposition the creation or existence of the Liens in favor of the Collateral Agent pursuant to the Security Documents or otherwise required by this Agreement, or the incurrence or payment of Indebtedness under this Agreement or the ability of the Borrower and its Subsidiaries to perform any other obligation under any of the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness for borrowed money of the Obligors, the granting of Liens by the Obligors, the declaration or payment of dividends by the Borrower, the making of Loans or the making of Investments or the sale, assignment, transfer or other disposition of property, in each case of the Borrower.

(b)            The Borrower will not, nor will it permit any other Obligor to, directly or indirectly, form or maintain any Subsidiary (i) other than for tax, investment or regulatory purposes, (ii) that is organized or formed under the laws of a jurisdiction other than a jurisdiction in the United States (other than the Cayman Subsidiary, which may be maintained in the Cayman Islands), or (iii) that is not a direct or indirect Wholly-Owned Subsidiary; provided that, the foregoing clause (iii) shall not prohibit any transaction permitted under Section 6.03 or 6.04, so long as after giving effect to such permitted transaction each of the remaining Subsidiaries is a direct or indirect Wholly-Owned Subsidiary.

SECTION 6.07          Financial Covenants.

(a)            Minimum Senior Debt Asset Coverage. The Borrower will not permit the Senior Debt Asset Coverage to be less than 3.00 to 1.00 at any time. For the avoidance of doubt, the Senior Debt Asset Coverage requirement set forth in Section 6.07(a) constitutes the sole financial covenant governing the maximum amount of leverage permitted to be incurred by the Borrower under this Agreement.

SECTION 6.08          Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except to the extent permitted under the Investment Company Act, the Advisers Act, any applicable SEC exemptive order, and the rules, regulations and interpretations thereunder, in each case as in effect as of the Effective Date, and as amended or otherwise modified in a manner not materially adverse to the Lenders.

SECTION 6.09          Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than in accordance with its Investment Policies as amended by Permitted Policy Amendments.

SECTION 6.10          No Further Negative Pledge. The Borrower will not, and will not permit any other Obligor to, enter into any agreement, instrument, deed or lease which prohibits or limits in any material respect the ability of such Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by Section 6.02 which prohibit further Liens on the assets encumbered thereby or any posted margin or collateral; (c) (i) customary restrictions contained in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate solely to the assets subject thereto, (ii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any of its Subsidiaries, (iii) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (iv) customary provisions restricting the creation of Liens on assets subject to any asset sale permitted under Section 6.03 or (v) customary provisions for the transfer of an asset pending the close of the sale of such asset; (d) any such agreement that imposes customary restrictions on Liens in joint venture investments (solely to the extent such restrictions relate to joint venture investments and are in favor of the joint venture counterparty); (e) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans, (f) for the avoidance of doubt, any such document, agreement or instrument that imposes customary restrictions on any Equity Interests or Portfolio Investments; and (g) the underlying governing agreements of any minority equity interest that impose such restrictions only on such equity interests.

SECTION 6.11          Modifications of Affiliate Agreement; Termination of Custodial Agreement.

(a)            The Borrower will not, and will not permit any other Obligor to, consent to any modification, supplement or waiver of the Affiliate Agreement, unless such modification, supplement or waiver is permitted under the Investment Company Act, the Advisers Act, and rules, regulations and interpretations thereunder.

(b)            The Borrower will not, and will not permit any other Obligor to, terminate the Custodian Agreement except to the extent that the Custodian is replaced in compliance with the requirements of Section 10.13 of the Guarantee and Security Agreement.

SECTION 6.12          Modification of Investment and Valuation Policies. Other than with respect to Permitted Policy Amendments, the Borrower will not amend, supplement, waive or otherwise modify in any material respect the Investment Policies or its Valuation Policies as in effect on the Effective Date.

SECTION 6.13          ERISA. No Obligor’s assets shall constitute Plan Assets and no Obligor shall be subject to any law that is similar to Section 406 of ERISA or Section 4975 of the Code that would be violated by any of the transactions contemplated by the Loan Documents assuming that none of the assets of any Lender constitute Plan Assets. The Borrower shall not cause, or permit the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

SECTION 6.14          Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. No Obligor shall and no Obligor shall permit its directors and officers, and any employee, agent, or affiliate acting on behalf of such Obligor in connection with this Agreement, nor such Obligor’s Subsidiaries to: (a) become a Sanctioned Person; (b) directly or indirectly, provide, use, or make available the proceeds of any Loan hereunder (i) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, (iii) in any manner that could result in a violation by any Person of Anti-Corruption Law, Anti-Money Laundering, or International Trade Laws (including the Administrative Agent, the Collateral Agent, any Lender, underwriter, advisor, investor, or otherwise) or (iv) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (c) repay the Loan with Blocked Property or funds derived from any unlawful activity; or (d) permit any Collateral to become Blocked Property.

SECTION 6.15          Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered transaction”, as each such term is defined in the Outbound Investment Rules, or (ii) any other activity that would cause the Administrative Agent, the Collateral Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent, the Collateral Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE VII.

EVENTS OF DEFAULT

If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(a)            the Borrower shall fail to pay any principal of any Loan (including, without limitation, any principal payable under Section 2.07 (other than Section 2.07(a))) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)            the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)            any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect (except that such materiality qualifier shall not be applicable to any representation or warranty already qualified by materiality or Material Adverse Effect) and the adverse effect of the failure of such representation or warranty shall not have been cured within 30 days after the earlier of (A) written notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower and (B) a Responsible Officer of the Borrower’s actual knowledge of such failure;

(d)            the Borrower or any other Obligor, as applicable, (i) shall (x) fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.03 (with respect to the Borrower’s and its Subsidiaries’ existence only), Section 5.08, Section 5.09, Section 5.14 or Article VI or (y) default in the performance of any of its obligations contained in Article III (subject to the cure period specified in clause (c) above) or, except as set forth in the proviso below, Section 7.01 of the Guarantee and Security Agreement or (ii) fail to observe or perform any covenant, condition or agreement contained in Section 5.01(e), Section 5.02, or Section 5.11(c) and, in the case of this clause (ii), such failure shall continue unremedied for a period of five (5) Business Days after the earlier of (A) notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower and (B) a Responsible Officer of the Borrower’s actual knowledge of such failure; provided that, the failure of an Obligor to “Deliver” (as defined in the Guarantee and Security Agreement) any particular Investment to the extent required by Section 7.01 of the Guarantee and Security Agreement shall result in such Investment not being included in the Borrowing Base but shall not (in and of itself) be, or result in, a Default or an Event of Default;

(e)            the Borrower or any other Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article VII) or any other Loan Document and such failure shall continue unremedied for a period of fourteen (14) or more days after the earlier of (A) notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower and (B) a Responsible Officer of the Borrower’s actual knowledge of such failure;

(f)            the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness (x) the aggregate principal amount of which exceeds $[ ] or (y) which is owed to any Lender, when and as the same shall become due and payable, taking into account any applicable grace period;

(g)            any event or condition occurs that (i) results in all or any portion of any Material Indebtedness becoming due and payable prior to its scheduled maturity or (ii) enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to, as a result of such event or condition under such Material Indebtedness, cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (other than, in the case of this clause (ii), any event or condition that is not a breach, default or other violation or failure by the Borrower or any of its Subsidiaries after giving effect to any applicable grace period); provided that, this clause (g) shall not apply to (1) secured Indebtedness that becomes due as a result of the sale or transfer of the property or assets securing such Indebtedness; (2) convertible debt that becomes due as a result of a contingent mandatory conversion or redemption event, the effect of which is to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided such conversion or redemption is effectuated only in capital stock that is not Disqualified Equity Interests (other than interest or expenses or fractional shares, which may be payable in cash);

(h)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of 30 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article VII, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)            there is rendered against the Borrower or any of its Subsidiaries or any combination thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) in an amount exceeding of [ ]% of the then-current assets under management of the Borrower and its Subsidiaries, taken as a whole (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage) or (ii) any one or more non-monetary judgments that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect and, in either case, (1) enforcement proceedings, actions or collection efforts are commenced by any creditor upon such judgment or order, or (2) there is a period of 30 consecutive days during which such judgment is not discharged, vacated, stayed or bonded pending appeal or a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(l)	a Change in Control shall occur;

(m)            the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments held by Obligors having an aggregate Value in excess of [ ]% of the aggregate Value of all Portfolio Investments held by Obligors, not be valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent (or any Obligor or any Affiliate of an Obligor shall so assert in writing), free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents) except as a result of a disposition of Portfolio Investments in a transaction or series of transactions permitted under this Agreement; provided that, no Event of Default shall be deemed to have occurred under this clause (m) to the extent such failure of validity or perfection results from (i) any action of the Administrative Agent or the Collateral Agent or a failure of the Administrative Agent or the Collateral Agent to take any action within its control, or (ii) administrative or operational delays by the custodian, securities intermediary, depositary bank, clearing system or counterparty customarily associated with the settlement and transfer of Portfolio Investments, in each case of clauses (i) and (ii), so long as such failure is not the result of the gross negligence or willful misconduct of any Obligor and is cured within ten (10) consecutive Business Days after the Borrower receives written notice thereof from the Administrative Agent; or

(n)            except for expiration or termination in accordance with its terms, any of the Loan Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by any Obligor, or there shall be any actual invalidity of any guaranty thereunder or any Obligor or any Affiliate of an Obligor shall so assert in writing;

then, and in every such event (other than an event described in clause (i), (j) or (k) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by written notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (h), (i) or (j) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII.

THE ADMINISTRATIVE AGENT

SECTION 8.01          Appointment.

(a)            Appointment of the Administrative Agent. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)            Appointment of the Collateral Agent. Each of the Lenders hereby irrevocably appoints the Collateral Agent as its collateral agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to have all the rights and benefits hereunder and thereunder (including Section 9 of the Guarantee and Security Agreement), and to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In addition to the rights, privileges and immunities in the Guarantee and Security Agreement, the Collateral Agent shall be entitled to all rights, privileges, immunities, exculpations and indemnities of the Administrative Agent for such purpose and each reference to the Administrative Agent in this Article VIII shall be deemed to include the Collateral Agent. The Collateral Agent shall be an express third-party beneficiary of this Article VIII.

(c)            The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Collateral Agent, and the Lenders and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” hereunder or in any of the other Loan Documents or any similar term with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express obligations arising under agency doctrine of any applicable Law). Instead such terms are used as a matter of market custom and are intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02          Capacity as Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may (without having to account therefor to any other Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder, and such Person and its Affiliates may accept fees and other consideration from the Borrower or any Subsidiary or other Affiliate thereof for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders.

SECTION 8.03          Limitation of Duties; Exculpation. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien purported to be created by the Loan Documents or the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04          Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by or on behalf of the proper Person or Persons, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05          Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06          Resignation; Successor Administrative Agent. The Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the Borrower’s consent, not to be unreasonably withheld (provided that, no such consent shall be required if an Event of Default has occurred and is continuing), to appoint a successor, which is not a Defaulting Lender. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications specified above; provided that, in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date, then the retiring Administrative Agent’s resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) the Required Lenders shall perform the duties of the Administrative Agent (and, except for any indemnity payments owed to the retiring Administrative Agent, all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this Section 8.06. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than any rights to indemnity payments owed to the retiring (or retired) Administrative Agent) and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.06). Any fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 8.07          Reliance by Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08          Modifications to Loan Documents. Except as otherwise provided in Section 9.02(b) or 9.02(c) with respect to this Agreement or the other Loan Documents, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents.

SECTION 8.09          Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Commitments or this Agreement;

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that:

(i)            none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto),

(ii)           the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Loans),

(iii)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(iv)          no fee or other compensation is being paid directly to the Administrative Agent or any of its Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

The Administrative Agent hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the other Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.10          [Reserved].

SECTION 8.11          Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Guaranteed Obligations (as defined in the Guarantee and Security Agreement); it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent and/or the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b) Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s or the Collateral Agent’s Lien thereon or any certificate prepared by any Obligor in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.12          Credit Bidding. The Secured Parties hereby irrevocably authorize the Collateral Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including under Section 363, 1123 or 1129 of the United States Bankruptcy Code, or any similar laws in any other jurisdictions to which an Obligor is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Collateral Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Collateral Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Collateral Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that, any actions by the Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Collateral Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Collateral Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.13          Erroneous Payments.

(a)            If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 8.13(b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in Section 8.13 and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting Section 8.13(a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party, agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)            it acknowledges and agrees that (A) in the case of immediately preceding clause (x) or (y), an error or mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error or mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.13(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.13(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.13(a) or on whether or not an Erroneous Payment has been made.

(c)            Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount due to the Administrative Agent has demanded to be returned under the preceding clause (a) or under the indemnification provisions of this Agreement.

(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with Section 8.13(a), from any Lender that has received such Erroneous Payment (or portion thereof) and/or from any Payment Recipient who has received such Erroneous Payment (or portion thereof) on its respective behalf (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto) (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such promissory notes shall not affect the effectiveness of the foregoing assignment), (ii) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (iv) the Administrative Agent shall be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment and (v) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. Subject to Section 9.02 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loan acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)            The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that, the Obligors’ Secured Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Secured Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Obligor; provided that, this Section 8.13 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Secured Obligations of the Borrower relative to the amount (and/or timing for payment) of the Secured Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Obligor.

(f)            To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.

(g)            Each party’s obligations, agreements and waivers under this Section 8.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.

SECTION 8.14          No Reliance on Administrative Agent’s Customer Identification Program. . Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Money Laundering Law or any Anti-Corruption Law, including any programs involving any of the following items relating to or in connection with the Borrower, any of its Subsidiaries, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other laws.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.01          Notices; Electronic Communications.

(a)            Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or to the extent permitted by Section 9.01(b) or otherwise herein, e-mail, as follows:

(i)	if to the Borrower, to it at: First

Trust Private Credit Fund

c/o First Trust Capital Management L.P.

225 W. Wacker Drive, Suite 2100

Chicago, IL 60606

Attention: [ ]

E-Mail: [ ]

with a copy, which shall not constitute notice, to:

Polsinelli PC

150 N. Riverside Plaza, Suite 3000

Chicago, IL 60606

Attention: [ ]

Telephone: [ ]

E-Mail: [ ]

(ii)	if to the Administrative Agent, to it at:

PNC Bank, National Association

1075 Peachtree St, NE, Suite 1800

Atlanta, GA 30309

Attention: [ ]

Telephone: [ ]

Email: [ ]

with a copy, which shall not constitute notice, to:

Agency Services, PNC Bank, National Association

Mail Stop: P7-PFSC-04-I

500 First Avenue

Pittsburgh, PA 15219

Attention: Agency Services

with a copy, which shall not constitute notice, to:

Mayer Brown LLP

300 South Tryon Street, Suite 1800

Charlotte, North Carolina 28202

Attention: [ ]

Telephone: [ ]

E-Mail: [ ]

(iii)	if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)            Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that, the foregoing shall not apply to notices to any Lender pursuant to Section 2.03 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)	Posting of Communications.

(i)              For so long as a Debtdomain™ or equivalent website is available to each of the Lenders hereunder, the Borrower may satisfy its obligation to deliver documents to the Administrative Agent or the Lenders under Section 5.01 by delivering either an electronic copy or a notice identifying the website where such information is located for posting by the Administrative Agent on Debtdomain™ or such equivalent website; provided that, the Administrative Agent shall have no responsibility to maintain access to Debtdomain™ or an equivalent website.

(ii)             The Obligors agree that the Administrative Agent may, but shall not be obligated to, make any Communications (as defined below) available to the Lenders by posting the Communications on IntraLinks™, Debtdomain™, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(iii)            Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and each of the Obligors acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders and each Obligor hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(iv)            THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE LEAD ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(v)            Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents; provided that, the foregoing shall not apply to notices to any Lender pursuant to Section 2.03 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Each Lender agrees (A) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such email address.

(vi)            Each of the Lenders and Obligors agrees that the Administrative Agent may, but (except as may be required by applicable Law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention policies and procedures.

(vii)          Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(viii)         “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section 9.01, including through an Approved Electronic Platform.

(d)           Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Approved Electronic Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Approved Electronic Platform and that may contain Non-Public Information with respect to the Borrower, its Subsidiaries or their securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and

(ii) neither the Borrower nor the Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.

SECTION 9.02          Waivers; Amendments.

(a)            No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b)            Amendments to this Agreement. Subject to Section 2.11, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent at the direction of the Required Lenders; provided that, subject to Section 2.14(b), no such agreement shall:

(i)              increase the amount of the Commitment of any Lender without the written consent of such Lender,

(ii)             reduce the principal amount of any Loan or reduce the rate of interest thereon (other than with respect to the election of or failure to elect the default rate in accordance with Section 2.09(b)), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby,

(iii)            postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees or other amounts payable to a Lender hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby,

(iv)           change Section 2.13(b), (c) or (d) (or other sections referred to therein to the extent relating to pro rata payments) in a manner that would alter the pro rata reduction of commitments, sharing of payments, or making of disbursements, required thereby without the written consent of each Lender directly and adversely affected thereby,

(v)            change any of the provisions of this Section 9.02, the definition of “Required Lenders” (including the percentage therein) or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,

(vi)           amend the definition of “Applicable Percentage”, without the written consent of each Lender directly affected thereby,

(vii)          make any adverse changes (from the Lenders’ perspective) affecting the provisions of this Agreement solely relating to the calculation of the Borrowing Base (including changes to the provisions of Section 5.12, the definition of “Advance Rate” or the definition of “Eligibility Portfolio Investment” without the written consent of each Lender;

(viii)         permit the assignment or transfer by any Obligor of any of its rights or obligations under any Loan Document without the consent of each Lender, or

(ix)            contractually subordinate the payment priority of the Credit Agreement Obligations (as defined in the Guarantee and Security Agreement) or contractually subordinate the Liens granted to the Collateral Agent (for the benefit of the Secured Parties) securing the Secured Obligations to Liens securing any other Indebtedness for borrowed money, in each case, without the prior written consent of each Lender directly and adversely affected thereby;

provided, further, that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, and (y) the consent of Required Lenders will be required for any release of any material portion of the Collateral other than for fair value or as otherwise permitted hereunder or under the other Loan Documents.

For purposes of this Section 9.02, the “scheduled date of payment” of any amount shall refer to the date of payment of such amount specified in this Agreement, and shall not refer to a date or other event specified for the mandatory or optional prepayment of such amount. In addition, whenever a waiver, amendment or modification requires the consent of a Lender “affected” thereby, such waiver, amendment or modification shall, upon consent of such Lender, become effective as to such Lender whether or not it becomes effective as to any other Lender, so long as the Required Lenders consent to such waiver, amendment or modification as provided above.

(c)            Amendments to Security Documents. Except to the extent otherwise expressly set forth in the Guarantee and Security Agreement or such other Security Document, no Security Document nor any provision thereof may be waived, amended or modified, and the Liens granted under the Guarantee and Security Agreement may not be spread to secure any additional obligations (including any increase in Loans hereunder, but excluding (i) any such increase pursuant to a Commitment Increase under Section 2.05(e)), except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders; provided that, no such consent shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement, to (1) release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or under the Guarantee and Security Agreement or a disposition to which the Required Lenders or the required number or percentage of Lenders have consented (and such Lien shall be released automatically to the extent provided in Section 10.03(e) of the Guarantee and Security Agreement), or otherwise in accordance with Section 9.15 and (2) release from the Guarantee and Security Agreement any Subsidiary Guarantor (and any property of such Subsidiary Guarantor) that is designated as a Financing Subsidiary in accordance with this Agreement or which ceases to be consolidated on the Borrower’s financial statements and is no longer required to be a “Subsidiary Guarantor”, so long as in the case of this clause (2): prior to and immediately after giving effect to any such release (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans) (i) the Borrowing Base is at least 100% of the Credit Exposure, (ii) no Default or Event of Default exists and (iii) the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer certifying that the conditions specified in the foregoing clauses (i) and (ii) have been satisfied. Notwithstanding anything herein to the contrary, subject to Section 2.14(b), (i) without the written consent of the holders of not less than two-thirds of the total Credit Exposures and unused Commitments, no waiver, amendment or modification to the Guarantee and Security Agreement shall (A) release any Obligor from its obligations under the Security Documents, (B) release any guarantor under the Guarantee and Security Agreement from its guarantee obligations thereunder, or (C) amend the definition of “Collateral” under the Security Documents (except to add additional collateral) and (ii) without the written consent of each Lender, no waiver, amendment or modification to the Guarantee and Security Agreement shall (W) release all or substantially all of the Obligors from their respective obligations under the Security Documents, (X) release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, (Y) release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder, or (Z) alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to all or substantially all of the collateral security provided thereby.

(d)            Replacement of Non-Consenting Lender. If, in connection with any proposed amendment, waiver or consent requiring (i) the consent of “each Lender” or “each Lender affected thereby,” or (ii) the consent of “two-thirds of the holders of the total Credit Exposures and unused Commitments”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then (so long as no Event of Default has occurred and is continuing) the Borrower shall have the right, at its sole cost and expense, to replace each such Non-Consenting Lender or Lenders with one or more replacement Lenders pursuant to Section 2.15(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination.

(e)            Ambiguity, Omission, Mistake or Typographical Error. Notwithstanding the foregoing, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03          Expenses; Indemnity; Damage Waiver.

(a)            Costs and Expenses. The Borrower shall pay (within thirty (30) days of the receipt of written notice from the Administrative Agent or the Collateral Agent, as applicable): (i) all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates (with respect to legal fees, limited to the reasonable fees, charges and disbursements of one (1) outside counsel and of any necessary special and/or local counsel for the Administrative Agent, the Collateral Agent and their Affiliates collectively (other than the allocated costs of internal counsel)), in connection with the syndication of the credit facilities provided for herein, the preparation and administration (other than internal overhead charges) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) including all costs and expenses of the Approved Third-Party Appraiser, (ii) all out-of-pocket fees, costs and expenses incurred by the Administrative Agent, the Collateral Agent or any Lender (with respect to legal fees, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) outside counsel for the Administrative Agent, the Collateral Agent and each Lender collectively and of any necessary special and/or local counsel for the Administrative Agent, the Collateral Agent and each Lender collectively (other than the allocated costs of internal counsel), and, in the case of actual conflict of interest where the Administrative Agent or any Lender affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, another firm of counsel for any such affected Person), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof, and (iii) all reasonable out-of-pocket costs, expenses, taxes, assessments and other charges incurred in connection with any lien searches, filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b)            Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (collectively, “Losses”), (with respect to legal fees, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) outside counsel and of any necessary special and/or local counsel for all Indemnitee collectively (other than the allocated costs of internal counsel), and, in the case of an actual conflict of interest where the Administrative Agent or any Lender affected by such conflict informs the Borrower of such conflict and thereafter retains, its own counsel, another firm of counsel for any such affected Person), incurred by or asserted, against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby (including any arrangement entered into with an Approved Third-Party Appraiser), (ii) any Loan or the use of the proceeds therefrom or (iii) any direct, indirect, actual or prospective claim, litigation, investigation or proceeding (including any investigation or inquiry) relating to any of the foregoing, whether based on contract, tort or any other theory and whether brought by the Borrower, any Indemnitee or a third party and regardless of whether any Indemnitee is a party thereto; provided that, such indemnity shall not as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Indemnitee. This Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages (other than in respect of any such damages incurred or paid by an Indemnitee to a third party)) arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Obligor; provided that, the foregoing limitation shall not be deemed to impair or affect the obligations of the Borrower under the preceding provisions of this paragraph (including reimbursement of such amounts required to be paid by an Indemnitee to a third party).

(c)            Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section 9.03 (and without limiting its obligation to do so) each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)            Waiver of Consequential Damages, Etc. To the extent permitted by applicable Law, no party hereto may (and no Indemnitee will be permitted to) assert, and each party hereto hereby waives and acknowledges that no other Person claiming through it, will have, any claim against other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof. Provided that such Indemnitee has complied with its obligations under Section 9.13 of this Agreement, no Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unauthorized Persons of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent caused by the willful misconduct or gross negligence of such Indemnitee, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e)            Payments. All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

(f)            No Fiduciary Relationship. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph (f), the “Lenders”), may have economic interests that conflict with those of the Borrower or any of its Subsidiaries, their stockholders and/or their affiliates. The Borrower, on behalf of itself and each of its Subsidiaries, agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower or any of its Subsidiaries, its stockholders or its Affiliates, on the other. The Borrower and each of its Subsidiaries each acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and its Subsidiaries, on the other, and (ii) in connection therewith and with the process leading thereto, (x) except as otherwise provided in any of the Loan Documents, no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or any of its Subsidiaries, any of their stockholders or affiliates (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or any of its Subsidiaries, their stockholders or their affiliates on other matters) and (y) each Lender is acting hereunder solely as principal and not as the agent or fiduciary of the Borrower or any of its Subsidiaries, their management or stockholders. The Borrower and each other Obligor each acknowledges and agrees that it has consulted legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower and each other Obligor each agrees that it will not claim that any Lender has rendered advisory services hereunder of any nature or respect, or owes a fiduciary duty to the Borrower or any of its Subsidiaries, in each case, in connection with such transactions contemplated hereby or the process leading thereto.

SECTION 9.04          Successors and Assigns.

(a)            Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby , except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and(ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except in accordance with this Section 9.04 (and any attempted assignment or transfer by any Lender which is not in accordance with this Section 9.04 shall be treated as provided in Section 9.04(b)(iii)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)	Assignments by Lenders.

(i)            Assignments Generally. Subject to the conditions set forth in clause (ii) below and Section 9.04(i) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the Administrative Agent and the Borrower; provided that,

(A)            no consent of the Administrative Agent shall be required for an assignment by a Lender of any Commitment to an assignee that is a Lender (other than a Defaulting Lender) or an Affiliate of a Lender (other than a Defaulting Lender or any other Prohibited Transferee) with a Commitment immediately prior to giving effect to such assignment, with prior written notice by such assigning Lender to the Administrative Agent; and

(B)            no consent of the Borrower shall be required (x) for an assignment by a Lender of any Commitment to an assignee that is a Lender (other than a Defaulting Lender) or an Affiliate of a Lender (other than a Defaulting Lender or any other Prohibited Transferee) with a Commitment immediately prior to giving effect to such assignment or (y) if an Event of Default has occurred and is continuing;

(ii)            Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitments and Loans, the amount of the Credit Exposure and unused Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $[ ] unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents;

(B)          each partial assignment of Commitments or Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Commitments and Loans;

(C)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $[ ] (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender), for which the Borrower and the Subsidiary Guarantors shall not be obligated (except in the case of an assignment pursuant to Section 2.15(b)); and

(D)          the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)          Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11 or 2.12 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 9.04 (but only to the extent such assignment or other transfer otherwise complies with the provisions of such paragraph). Notwithstanding anything to the contrary herein, in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions set forth in Section 9.04(b)(ii), the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the Applicable Percentage of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Applicable Percentage of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph (iii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c)            Maintenance of Registers by Administrative Agent. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount and stated interest of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register is intended to cause each Loan and other Borrowing hereunder to be in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations or any successor provision. The Registers shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)            Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (c).

(e)            Special Purposes Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by such Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make; provided that, (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, such Granting Lender shall, subject to the terms of this Agreement, make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of such Granting Lender, and such SPC shall be subject to all of the restrictions upon such Granting Lender herein contained, and (iv) no SPC shall be entitled to the benefits of Section 2.11 (or any other increased costs protection provision) or 2.12. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to such SPC, the Administrative Agent, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.

Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement; provided that, the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any Loss arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder); provided that, neither the consent of the SPC or of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants is required under paragraph (f) below, and (ii) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

(f)            Participations. Subject to Section 9.04(g) and Section 9.04(i) below, any Lender may sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it); provided that, (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (g) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11 and 2.12 (subject to the requirements and limitations therein, including Sections 2.12(f) and (g) (it being understood that the documentation required under Sections 2.12(f) and (g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided that, such Participant agrees (i) to be subject to the provisions of Section 2.15 as if it were an assignee under paragraph (b) of this Section 9.04. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.15 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that, such Participant agrees to be subject to Section 2.13(d) as though it were a Lender hereunder. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts and stated interest of each Participant’s interest in the Loans or other obligations under the Loan Documents (each a “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Code. The entries in each Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)            Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.11 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(h)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)             No Assignments or Participations to the Borrower or Affiliates or Certain Other Persons. Anything in this Section 9.04 to the contrary notwithstanding, no Lender may (i) assign or sell any participation in any Commitment or Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender, or (ii) assign any interest in, or sell any participation in all or a portion of, any Commitment or Loan held by it hereunder to (x) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or (y) any Person known by such Lender at the time of such assignment to be a Defaulting Lender, a Subsidiary or Affiliate of a Defaulting Lender or a Person who, upon consummation of such assignment would be a Defaulting Lender (any such Person in this clause (ii), a “Prohibited Transferee”).

SECTION 9.05       Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.11, 2.12 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06           Counterparts; Integration; Effectiveness; Electronic Execution.

(a)            Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)            Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, any other Loan Document or any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07          Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08       Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever Currency) at any time held and other obligations at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be contingent and unmatured, or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness. The rights of each Lender and their respective Affiliates under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or Affiliate may have; provided that, in the event that any Defaulting Lender exercises any such right of setoff, (a) all amounts so set off will be paid over promptly to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (b) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such set-off and application made by such Lender; provided that, the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 9.09          Governing Law; Jurisdiction; Etc.

(a)            Governing Law. This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.

(b)            Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)            Waiver of Venue. Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Service of Process. Each party to this Agreement (i) irrevocably consents to service of process in the manner provided for notices in Section 9.01 and (ii) agrees that service as provided in the manner provided for notices in Section 9.01 is sufficient to confer personal jurisdiction over such party in any proceeding in any court and otherwise constitutes effective and binding service in every respect. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10              WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

SECTION 9.11          Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section 9.11 called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due from the Borrower hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due from the Borrower to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred within a commercially reasonable time following such receipt.

SECTION 9.12          Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13          Treatment of Certain Information; Confidentiality.

(a)            Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate; it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section 9.13 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

(b)            Confidentiality. Each of the Administrative Agent (including in its capacity as Collateral Agent) and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.13, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (y) any actual or prospective counterparty (or its advisors) to any swap, derivative or securitization transaction relating to the Borrower and its obligations or (z) to any credit insurance provider relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.13 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (j) in connection with the Lenders’ right to grant a security interest pursuant to Section 9.04(h) to the Federal Reserve Bank or any other central bank, or subject to an agreement containing provisions substantially the same as those of this Section 9.13, to any other pledgee or assignee pursuant to Section 9.04(h).

For purposes of this Section 9.13, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses (including any Portfolio Investments), other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of Information received from the Borrower or any of its Subsidiaries after the Effective Date, such Information shall be deemed to be confidential at the time of delivery unless clearly identified therein as nonconfidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.14          USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with said Act. The Obligors will, promptly following a request by the Administrative Agent or any Lender, provide (or cause to provide) all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 9.15          Termination. Promptly (and in any event within three (3) Business Days) upon the Termination Date, the Administrative Agent shall direct the Collateral Agent to, on behalf of the Administrative Agent, the Collateral Agent and the Lenders, deliver to Borrower such termination statements and releases and other documents reasonably necessary or appropriate to evidence the termination of this Agreement, the other Loan Documents, and each of the documents securing the obligations hereunder as the Borrower may reasonably request, all at the sole cost and expense of the Borrower.

SECTION 9.16          Acknowledgment and Consent to Bail-In of Affected Financial Institutions Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FIRST TRUST PRIVATE CREDIT FUND

By:
Name:
Title:

Signature Page to Senior Secured Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:
Name:
Title:

Signature Page to Senior Secured Credit Agreement

SCHEDULE 1.01(a)

Commitments

Lender		Commitment
PNC Bank, National Association	$	[ ]
TOTAL	$	[ ]

SCHEDULE 3.11(a)

Material Agreements

None.

SCHEDULE 3.11(b)

Liens

None.

SCHEDULE 3.12(a)

Subsidiaries

Subsidiary	Jurisdiction of Organization	Equity Owner (Percent Ownership)
FTPCF Cayman Sub1 Ltd.	Cayman Islands	First Trust Private Credit Fund (100%)
FTPCF Sub1 LLC	Delaware	First Trust Private Credit Fund (100%)
FTPCF Holdings 1 LLC*	Delaware	First Trust Private Credit Fund (100%)
FTPCF Holdings 2 LLC*	Delaware	First Trust Private Credit Fund (100%)

* Each such entity constitutes a Financing Subsidiary as defined in the Credit Agreement.

SCHEDULE 3.12(b)

Investments

None.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions for Assignment and Assumption set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions for Assignment and Assumption and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below: (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender]1]

3.	Borrower:	First Trust Private Credit Fund

4.	Administrative Agent:	PNC Bank, National Association, as the administrative agent under the Credit Agreement

1    Select as applicable.

5.	Credit Agreement:	Senior Secured Credit Agreement, dated as of February 6, 2026, among First Trust Private Credit Fund, the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time)

6.	Assigned Interest:

Assigned Interest	Aggregate Amount of Commitments/Loans for all Lenders	Amount of Commitments/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
[Commitment /Loan]	$	$		%

Effective Date:                           , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

2        Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.

A-2

[Consented to and Accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:][3]

[Consented to:

FIRST TRUST PRIVATE CREDIT FUND

By:
Name:
Title:][4]

3            To be added only when the consent of the Administrative Agent is required by the terms of the Credit Agreement.

4            To be added only when the consent of the Borrower is required by the terms of the Credit Agreement.

A-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.               Representations and Warranties.

1.1            Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made by any Person other than the Assignor in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2            Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder as if originally named as a Lender therein, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (vi) it is not a Defaulting Lender, a Subsidiary or Affiliate of a Defaulting Lender or a Person who, upon consummation of the transactions contemplated hereby would be a Defaulting Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit decisions in taking or not taking action under or based upon the Loan Documents or any related agreement or any document furnished thereunder, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.            Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued up to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.            General Provisions. The provisions of this Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Assignment and Assumption by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

A-1-2

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

[Monthly accounting period ended                      , 20_]

Reference is made to that certain Senior Secured Credit Agreement, dated as of February 6, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among FIRST TRUST PRIVATE CREDIT FUND, a Delaware statutory trust that is a non-diversified, closed-end management investment company registered under the Investment Company Act and operated as an “interval fund” (the “Borrower”), the financial institutions party thereto as Lenders, and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to Section  5.01(d)  of the Credit Agreement, the undersigned, the                                              of the Borrower, and as such a Responsible Officer of the Borrower, hereby certifies, represents and warrants on behalf of the Borrower, in the undersigned’s capacity as a Responsible Officer of the Borrower and not in the undersigned’s individual capacity, that (a) attached hereto as Annex 1 is (i) a true and correct list as of the end of the monthly accounting period ended                          , 20      , of all Portfolio Investments included in the Collateral, (ii) a true and correct calculation of the Borrowing Base as at the end of such monthly accounting period determined in accordance with the requirements of the Credit Agreement, (iii) a true and correct Excel schedule containing information substantially similar to the information included on the Excel schedule included in the Borrowing Base Certificate delivered to the Administrative Agent on the Effective Date and (iv) a true and correct calculation of the value of each Eligible Portfolio Investment in accordance with methodologies described in Section 5.11(b)(ii), (b) without limiting the generality of the foregoing, all Portfolio Investments included in the calculation of the Borrowing Base herein are Eligible Portfolio Investments, and (c) without limiting the generality of the foregoing, all Eligible Portfolio Investments included in the calculation of the Borrowing Base herein have been Delivered (as defined in the Guarantee and Security Agreement).

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the                      day of                     , 20    .

FIRST TRUST PRIVATE CREDIT FUND

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF PROMISSORY NOTE

[$]

[mm/dd/yy]	New York, New York

For value received, FIRST TRUST PRIVATE CREDIT FUND, a Delaware statutory trust that is a non-diversified, closed-end management investment company registered under the Investment Company Act and operated as an “interval fund” (the “Borrower”), promises to pay [LENDER] (the “Payee”) or its registered assigns, on or before the Maturity Date, the lesser of (a) [Dollars] ($[              ]) and (b) the aggregate unpaid principal amount of all Loans of the Payee to the Borrower outstanding under the Credit Agreement referred to below.

The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Senior Secured Credit Agreement, dated as of February 6, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto as Lenders, and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

This Promissory Note (this “Note”) is one of the promissory notes referred to in Section 2.07(f) of the Credit Agreement and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful respective currencies of the Loans evidenced hereby in immediately available funds to the Administrative Agent’s Account or as otherwise required by the terms of the Credit Agreement. Unless and until an Assignment and Assumption effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, the Borrower, the Lenders and the Administrative Agent shall be entitled to deem and treat the Payee as the owner and holder of this Note and the obligations evidenced hereby. The Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided that, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of the Borrower, each as provided in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Upon the occurrence and continuation of an Event of Default that has not been waived or cured, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrower promises to pay all reasonable and documented out-of-pocket costs and expenses incurred, including reasonable attorneys’ fees, all as provided in (and subject to the limitations in) the Credit Agreement, incurred in connection with the collection and enforcement of this Note. The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby expressly waive diligence, presentment, demand of payment, protest, and all notices whatsoever, and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

Reference is hereby made to Sections 9.09(b), (c) and (d) and Section 9.10 of the Credit Agreement, the provisions of which are hereby incorporated by reference in this Note as if fully set forth herein, for the payment and performance of the Borrower’s obligations hereunder.

[Remainder of page intentionally left blank]

C-2

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized on the date and at the place first written above.

FIRST TRUST PRIVATE CREDIT FUND

By:
Name:
Title:

C-3

EXHIBIT D

FORM OF BORROWING REQUEST

                        , 20

To:	PNC Bank, National Association
1075 Peachtree St, NE, Suite 1800
Atlanta, GA 30309
Attention: [ ]
Telephone: [ ]
Email: [ ]

Re:	Senior Secured Credit Agreement, dated as of February 6, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among First Trust Private Credit Fund, a Delaware statutory trust that is a non-diversified, closed-end management investment company registered under the Investment Company Act and operated as an “interval fund” (the “Borrower”), the financial institutions party thereto as lenders, and PNC Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Ladies and Gentlemen:

The Borrower hereby gives you a notice, pursuant to Section 2.03 of the Credit Agreement, that the Borrower hereby requests that Loans, as specified below, under the Credit Agreement be made, and in that connection set forth below is the information related to the proposed borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Credit Agreement:

1.	The aggregate principal amount of the Proposed Borrowing shall be $ .

2.	The date of the Proposed Borrowing shall be [ ___ ], 20 .[1]

3.	The Borrower hereby instructs you to wire the Proposed Borrowing amount to the following account:

Bank Name:

ABA Routing Number:

Account Number:

Account Name:

Reference:

1            Must be a Business Day.

4.	The Borrower hereby certifies that, as of the date hereof and the date of the Proposed Borrowing, each of the conditions set forth in Section 4.02 of the Credit Agreement for the making of such Loans has been met.

[Remainder of page intentionally left blank]

D-2

The Borrower has caused this Borrowing Request to be executed and delivered by its duly authorized officer as of the date first written above.

FIRST TRUST PRIVATE CREDIT FUND

By:
Name:
Title:

D-3

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                ,

To: PNC Bank, National Association, as Administrative Agent (as defined below)

Ladies and Gentlemen:

Reference is made to the Senior Secured Credit Agreement, dated as of February 6, 2026 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among First Trust Private Credit Fund, a Delaware statutory trust that is a non-diversified, closed-end management investment company registered under the Investment Company Act and operated as an “interval fund” (the “Borrower”), the Lenders from time to time party thereto and PNC Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).

The undersigned, a Responsible Officer of the Borrower, hereby certifies as of the date hereof that [he/she] is the [                                           ] of the Borrower, and that, as such, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrower, in such capacity and not in any individual capacity, and hereby certifies on behalf of the Borrower that as of the date hereof:

[Use following paragraph 1 for fiscal year-end audited financial statements.]

1. Attached hereto as Schedule 1 is the information required by Section 5.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date (the “Financial Statement Date”);6

[Use following paragraph 1 for financial statements for each semi-annual fiscal period in each fiscal year.]

1. Attached hereto as Schedule 1 is the information required by Section 5.01(b) of the Credit Agreement for the first semi-annual accounting period in the fiscal year of the Borrower ended as of the above date (the “Financial Statement Date”);7

[6]	Under Section 5.01(a) of the Credit Agreement, the Borrower must furnish the Administrative Agent (for distribution to each Lender), within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of the audited consolidated statements of assets and liabilities, operations, changes in net assets and investments of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such year, all reported on by Grant Thornton LLP, or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (which report shall be unqualified as to going concern and scope of audit).

[7]	Under Section 5.01(b) of the Credit Agreement, the Borrower must furnish the Administrative Agent (for distribution to each Lender), within ninety (90) days after the end of each semi-annual fiscal period of each fiscal year of the Borrower, the consolidated statements of assets and liabilities, operations, changes in net assets and investments of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such semi-annual period and the then elapsed portion of the fiscal year, (or, in the case of the statement of assets and liabilities, as of the end of) the corresponding period or periods of the previous fiscal year (to the extent such information is available for the previous fiscal year), all certified by a Responsible Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

2. The financial statements attached hereto as Schedule 1 are consistent with the financial statements filed by the Borrower with the SEC.

[select one, as appropriate:]

[3. To the knowledge of the Borrower, no Default or Event of Default has occurred during the [[fiscal year]/[semi-annual accounting period]] of the Borrower ended as of the Financial Statement Date.]

–or–

[3. To the knowledge of the Borrower, the following is a list of each Default [and/or] Event of Default that has occurred during the [[fiscal year]/[semi-annual accounting period]] of the Borrower ended as of the Financial Statement Date, together with the details thereof and any action taken or proposed to be taken with respect thereto:

(a)	[●]

(b)	[●]

(c)	[●]]

4. Attached hereto as Schedule 2 are calculations demonstrating whether the Borrower is in compliance with Sections 6.01, 6.02, 6.03, 6.04, 6.05 and 6.07 of the Credit Agreement;

[select one, as appropriate:]

[5. No change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the [Effective Date / date of the most recently audited financial statements delivered]].

–or–

[5. [A change / Certain changes] in [GAAP as applied by] [and/or] [the application of GAAP by] the Borrower has occurred since the [Effective Date / date of the most recently audited financial statements delivered]. The effect of such change[s] on the financial statements accompanying this Certificate is specified below8:

(a)	[●]

(b)	[●]

(c)	[●]]

[select one, as appropriate:]

[6. Attached hereto as Schedule 3 is a list of Subsidiaries of the Borrower as of the date of this Certificate.]

–or–

[6. There is no change in the list of Subsidiaries of the Borrower since [the Effective Date / the most recent quarter such information was delivered to the Administrative Agent.]]

[Remainder of this page intentionally left blank]

[8]	Insert only if the Borrower has not previously reported such change to the Administrative Agent and if such change has had a material effect on the financial statements.

IN WITNESS WHEREOF, the undersigned Responsible Officer has executed this Certificate on behalf of the Borrower as of the date first written above.

FIRST TRUST PRIVATE CREDIT FUND

By:
Name:
Title:

SCHEDULE 1

to Compliance Certificate

[Information required by Section 5.01(b) of the Credit Agreement]

[See Attached.]

SCHEDULE 2

to Compliance Certificate

[Calculations demonstrating compliance with Sections 6.01, 6.02, 6.03, 6.04, 6.05 and 6.07 of the Credit Agreement]

[See Attached.]

[SCHEDULE 3]

to Compliance Certificate

[Information required by Section 5.01(c)(iv) of the Credit Agreement]